Exhibit 10.1
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is dated effective as of June 12, 2026 (the “Fifth Amendment Effective Date”), by and among NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (“Holdings”), the other Loan Parties party hereto, Texas Capital Bank, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and the Lenders (including the Increasing Lenders (as defined below)) party hereto.
RECITALS:
WHEREAS, the Loan Parties are party to that certain Amended and Restated Credit Agreement dated as of February 28, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Holdings, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement, as amended by this Fifth Amendment (the “Amended Credit Agreement”).
WHEREAS, the parties hereto desire to enter into this Fifth Amendment to, among other things, (a) evidence the increase by the Increasing Lenders in the aggregate Commitments of the Lenders from $400,000,000 to $500,000,000 and (b) amend the Credit Agreement, in each case as set forth herein.
WHEREAS, Holdings has requested that Regions Bank (the “New Lender”) become a Lender under the Amended Credit Agreement with a Commitment as of the Fifth Amendment Effective Date in the amount shown opposite the New Lender’s name on Schedule 2.1 to the Amended Credit Agreement.
WHEREAS, Holdings has requested that each of Texas Capital Bank, The Huntington National Bank, Flagstar Bank, N.A., Zions Bancorporation, N.A. dba Amegy Bank, First-Citizens Bank & Trust Company and Bank of Hope (each such Lender, together with the New Lender, an “Increasing Lender” and collectively, the “Increasing Lenders”) agree to increase its Commitment as of the Fifth Amendment Effective Date resulting in the Commitment amount shown opposite such Lender’s name on Schedule 2.1 to the Amended Credit Agreement.
WHEREAS, in connection with entry into this Fifth Amendment, Holdings is contemplating entry into a purchase and sale agreement, merger agreement, securities purchase agreement or other similar agreement (the “Blanco SPA”) to acquire, directly or indirectly, 100% of the Equity Interests of a target entity disclosed to the Administrative Agent and the Lenders as “Project Blanco” (“Blanco”) and its wholly-owned subsidiaries (such acquisition pursuant to the terms of the Blanco SPA, the “Blanco Acquisition”).
WHEREAS, subject to and upon the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed to Holdings’ requests as set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Fifth Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date in the manner provided in this Section 1.

Exhibit 10.1
1.1    Amended Credit Agreement. The Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto, except as set forth in Section 1.2 set forth below) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto.
1.2    Replacement of Schedule 2.1 to the Credit Agreement. Effective as of the Fifth Amendment Effective Date, the parties hereto hereby agree that (a) the aggregate Commitments are hereby increased from $400,000,000 to $500,000,000, (b) such increase by the Increasing Lenders shall be deemed to be in conformity with the requirements set forth in Section 2.10 of the Credit Agreement and (c) Schedule 2.1 attached to the Credit Agreement is hereby replaced in its entirety with Schedule 2.1 attached hereto. Schedule 2.1 attached hereto shall be deemed to be attached as Schedule 2.1 to the Amended Credit Agreement as of the Fifth Amendment Effective Date. Immediately after giving effect to this Fifth Amendment and any Borrowings made on the Fifth Amendment Effective Date, (a) each Increasing Lender shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage (immediately after giving effect to this Fifth Amendment) of all Loans, (b) each Lender’s (including the New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (immediately after giving effect to this Fifth Amendment), (c) such other adjustments shall be made as the Administrative Agent shall reasonably specify so that the Revolving Credit Exposure applicable to each Lender (including the New Lender) equals its Applicable Percentage (immediately after giving effect to this Fifth Amendment) of the aggregate Revolving Credit Exposures of all Lenders, and (d) upon the written request by any applicable Lender, Holdings shall be required to make any break funding payments owing to such Lender under Section 3.5 of the Credit Agreement as a result of the reallocation of Loans and the other adjustments described in this Section 1.2.
SECTION 2. New Lender. The New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Amended Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Amended Credit Agreement, to the same extent as if the New Lender were an original signatory thereto. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Fifth Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (b) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Fifth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Amended Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.
SECTION 3. Permitted Acquisition. Notwithstanding anything to the contrary in the Credit Agreement and the other Loan Documents, the Administrative Agent and the Lenders party hereto hereby agree that the Blanco Acquisition shall constitute a “Permitted Acquisition” under the Amended Credit

Exhibit 10.1
Agreement, subject to satisfaction of all of the requirements set forth in the definition of “Permitted Acquisition” except as expressly modified by Sections 3.1 and 3.2 below.
3.1    Solely with respect to the Blanco Acquisition, the requirements of clause (e) of the definition of “Permitted Acquisition” shall be modified as follows: at or prior to the closing of the Blanco Acquisition (the “Blanco Acquisition Closing Date”), the only actions required to create and perfect a first priority Lien in favor of the Administrative Agent in substantially all assets constituting Collateral to be acquired in the Blanco Acquisition and the Equity Interests in Blanco shall be the maintenance and/or filing of UCC financing statements. All other actions required pursuant to clause (e) of the definition of “Permitted Acquisition” to create and perfect a first priority Lien in favor of the Administrative Agent on the Equity Interests in Blanco and all other assets to be acquired in the Blanco Acquisition (including, for the avoidance of doubt, the execution and delivery of Control Agreements) shall be completed within sixty (60) days after the Blanco Acquisition Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion).
3.2    Solely with respect to the Blanco Acquisition, the requirements of clauses (e) and (h) of the definition of “Permitted Acquisition” shall be modified as follows: the Persons acquired in the Blanco Acquisition shall not be required to execute a Joinder Agreement, become a Borrower and/or Guarantor, or execute and deliver any Security Documents (or joinders or assumptions thereto) required under Section 6.13(a) of the Credit Agreement until sixty (60) days after the Blanco Acquisition Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion).
Except as set forth in this Section 3, all other requirements of clauses (e) and (h) of the definition of “Permitted Acquisition” under the Amended Credit Agreement shall remain in full force and effect with respect to the Blanco Acquisition. If, for any reason, the Blanco Acquisition Closing Date fails to occur on or prior to August 31, 2026, this Section 3 shall be deemed to have been terminated and of no further force and effect as of such date.
SECTION 4. Conditions Precedent to Fifth Amendment. This Fifth Amendment will be effective as of the Fifth Amendment Effective Date on the condition that the following conditions precedent will have been satisfied:
4.1    Counterparts. The Administrative Agent shall have received counterparts of this Fifth Amendment duly executed by each of the Loan Parties, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders constituting t1he Required Supermajority Lenders (including the Increasing Lenders) as required hereby and pursuant to the Credit Agreement.
4.2    Notes. The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Lender requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Commitment dated as of the date hereof.
4.3    Legal Opinion. The Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher LLP, special counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
4.4    Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Loan Parties setting forth and/or attaching thereto (a) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of each such Loan Party to execute and deliver this Fifth Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of each such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its

Exhibit 10.1
representative for the purposes of signing documents and giving notices and other communications in connection with the Amended Credit Agreement, and the transactions contemplated thereby, (c) specimen signatures of such authorized officers, (d) the Constituent Documents of each such Loan Party, certified as being true and complete, and (e) a certificate of the appropriate government officials of the state of incorporation or organization of such Loan Party as to the existence and standing of such Loan Party dated as of a recent date.
4.5    Closing Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying (which statements shall constitute a representation and warranty made by the Loan Parties to the Lenders hereunder on the Fifth Amendment Effective Date) that, as of the Fifth Amendment Effective Date, (a) no Default or Event of Default has occurred and is continuing, (b) all representations and warranties made by any Loan Party contained in the Credit Agreement and the other Loan Documents, in each case as amended hereby, are true and correct in all material respects (without duplication of any materiality qualification applicable thereto) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Amended Credit Agreement and the other Loan Documents and (c) Holdings is in pro forma compliance with the financial covenants contained in Section 8.1 and Section 8.2 of the Credit Agreement and attached to such certificate are reasonably detailed calculations demonstrating compliance thereof.
4.6    Lien Searches. The results of bring down UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against each Loan Party in the appropriate filing offices, such search to be as of a recent date reasonably satisfactory to the Administrative Agent.
4.7    Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date.
4.8    Expenses. The Administrative Agent shall have received payment or reimbursement of its reasonable and documented out-of-pocket expenses in connection with this Fifth Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.
4.9    Other Documents. The Administrative Agent shall have been provided with such documents, instruments and agreements, and the Borrowers shall have taken such actions, in each case, as the Administrative Agent may reasonably require in connection with this Fifth Amendment and the transactions contemplated hereby.
SECTION 5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders the following:
5.1    Representations and Warranties. The representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualification applicable thereto) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Amended Credit Agreement and the other Loan Documents.

Exhibit 10.1
5.2    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof.
5.3    Enforceability. This Fifth Amendment has been duly executed and delivered by such Loan Party, and the Amended Credit Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 6. Survival of Representations and Warranties. All representations and warranties made in this Fifth Amendment, including any Loan Document furnished in connection with this Fifth Amendment, shall survive the execution and delivery of this Fifth Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
SECTION 7. Expenses. As provided in Section 11.1 of the Amended Credit Agreement, and subject to the limitations expressly set forth therein, Holdings hereby agrees to pay on demand all reasonable legal and other fees, costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Fifth Amendment and all related documents.
SECTION 8. No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Fifth Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Fifth Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
SECTION 9. Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this Fifth Amendment, (b) ratifies and affirms its obligations under the Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Loan Documents to which it is a party, and (d) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty remains in full force and effect with respect to the Obligations as amended hereby. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Loan Parties hereby extend the Liens securing the Obligations (as amended hereby) until the Obligations have been paid in full, and agree that the amendments herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.
SECTION 10.    Severability. Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 11.APPLICABLE LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
SECTION 12. Successors and Assigns. This Fifth Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Loan Parties and their respective successors and permitted assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, other than as expressly permitted under the terms of the Amended Credit Agreement.

Exhibit 10.1

SECTION 13. Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Fifth Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Fifth Amendment shall be deemed to include Electronic Signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such Electronic Signature shall be promptly followed by the original thereof.
SECTION 14. Effect of Consent. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
SECTION 15. Headings. The headings of this Fifth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 16. Reaffirmation of Loan Documents. This Fifth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Amended Credit Agreement and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Amended Credit Agreement.
SECTION 17. Loan Document. This Fifth Amendment constitutes a “Loan Document” under and as defined in the Amended Credit Agreement.
SECTION 18. Entire Agreement. THE CREDIT AGREEMENT, THIS FIFTH AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS FIFTH AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 19. Titles and Roles. As of the Fifth Amendment Effective Date, each of the institutions listed directly below shall have the titles and roles set forth opposite its name:
Institution                        Title(s) and Roles
TCBI Securities, Inc.                    Joint Lead Arranger and Joint Book Runner
The Huntington National Bank            Joint Lead Arranger and Joint Book Runner
Bank of America, N.A.                Joint Lead Arranger and Joint Book Runner
Flagstar Bank, N.A.                    Co-Documentation Agent
Regions Bank                        Co-Documentation Agent
Zions Bancorporation, N.A. dba Amegy Bank    Co-Documentation Agent
First-Citizens Bank & Trust Company        Co-Documentation Agent

Exhibit 10.1

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date set forth above.
BORROWERS:
NATURAL GAS SERVICES GROUP, INC.,
a Colorado corporation

By:/s/ Ian Eckert______________
Name: Ian Eckert
Title: Chief Financial Officer

Exhibit 10.1
GUARANTORS:
NGSG PROPERTIES, LLC,
a Colorado limited liability company
By:/s/ Ian Eckert______________
Name: Ian Eckert
Title: Chief Financial Officer

Exhibit 10.1
ADMINISTRATIVE AGENT, SWING LINE LENDER, L/C ISSUER AND LENDER:
TEXAS CAPITAL BANK, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender
By:/s/ Dan Clubb______________
Name: Dan Clubb
Title: Director

Exhibit 10.1
THE HUNTINGTON NATIONAL BANK,
as a Lender
By:/s/ John Kolb______________
Name: John Kolb
Title: Vice President

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BANK OF AMERICA, N.A.,
as a Lender
By:/s/ Griffin Bayoud______________
Name: Griffin Bayoud
Title: Vice President

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FLAGSTAR BANK, N.A.,
as a Lender
By:/s/ Robert Love______________
Name: Robert Love
Title: Senior Director

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ZIONS BANCORPORATION, N.A. DBA
AMEGY BANK,
as a Lender
By:/s/ Jill McSorley______________
Name: Jill McSorley
Title: Senior Vice President – Amegy Bank Division

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FIRST-CITIZENS BANK & TRUST COMPANY,
as a Lender
By:/s/ Christopher Solley______________
Name: Christopher Solley
Title: Director

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WEBSTER BUSINESS CREDIT,
a division of Webster Bank, N.A.,
as a Lender
By:/s/ Bryan Glass______________
Name: Bryan Glass
Title: Director

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CATERPILLAR FINANCIAL SERVICES CORPORATION,
as a Lender
By:/s/ Chris Hough______________
Name: Chris Hough
Title: Manager Credit - Structured Finance

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BANK OF HOPE,
as a Lender
By:/s/ Kim Coil______________
Name: Kim Coil
Title: SVP

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REGIONS BANK,
as the New Lender
By:/s/ Ben Barnhart______________
Name: Ben Barnhart
Title: Asst. Vice President

Exhibit 10.1
ANNEX A
Amended Credit Agreement
[Attached]

Exhibit 10.1
AMENDED AND RESTATED CREDIT AGREEMENT

among

NATURAL GAS SERVICES GROUP, INC.,

as a Borrower,

and
THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

TEXAS CAPITAL BANK,
as Administrative Agent, Swing Line Lender and L/C Issuer

TCBI SECURITIES, INC.,
THE HUNTINGTON NATIONAL BANK,
and
BANK OF AMERICA, N.A.,
as Joint Lead Arrangers and Joint Book Runners

FLAGSTAR BANK, N.A.,
REGIONS BANK,
ZIONS BANCORPORATION, N.A. DBA AMEGY BANK,
and
FIRST-CITIZENS BANK & TRUST COMPANY,
as Co-Documentation Agents

DATED AS OF FEBRUARY 28, 2023

Exhibit 10.1
TABLE OF CONTENTS

Section 2.13 Appointment of Borrower Representative 76
Section 2.14 Joint and Several Liability........................ 77
Section 2.15 Bank Products........................................... 78
Article 3. TAXES, YIELD PROTECTION AND INDEMNITY 78

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Section 5.27 Additional Representations of Guarantors 99

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Exhibit 10.1

Exhibit 10.1

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

2.1	Commitments and Applicable Percentages	2.1
2.2	Existing Letters of Credit	2.2
2.11	Deposit Accounts; Blocked Accounts	2.11
5.5	Litigation and Judgments	5.5
5.6(b)	Owned Real Property	5.6
5.6(c)	Leased Real Property (Lessee)	5.6
5.9	Taxes	5.9
5.13	Subsidiaries	5.13
5.26	Material Agreements	5.26
7.1	Existing Debt	7.1
7.2	Existing Liens	7.2
7.5	Existing Investments	7.5
11.11	Notices	11.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Assignment and Assumption	1.1
B	Borrowing Base Report	1.1
C	Compliance Certificate	1.1
D	Borrowing Request	1.1
E	Note	1.1
F	Swing Line Loan Request	1.1
G	Tax Forms	3.4(g)
H	Joinder Agreement	1.1

Exhibit 10.1
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 28, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (“Holdings”; and together with any Domestic Subsidiary of Holdings that becomes a party hereto as a “Borrower” pursuant to Section 6.13, including their permitted successors and assigns, individually, a “Borrower” and collectively, “Borrowers”), each of the other Loan Parties from time to time party hereto, the Lenders from time to time party hereto, and TEXAS CAPITAL BANK, a state bank, as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS
A. Borrowers, Administrative Agent and the financial institutions party thereto as lenders are parties to that certain Credit Agreement dated as of May 11, 2021 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”) pursuant to which the lenders thereunder provided the Borrower with certain loans and other extensions of credit.
B. The parties hereto desire to amend and restate the Existing Credit Agreement in the form of this Agreement to extend credit to Borrowers as described in this Agreement. Lenders are willing to make such credit available to Borrowers upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety on (and subject to) the terms and conditions set forth herein. The parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS
Article 1.
Section 1.1    Definitions.    As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:

“Account” means an account, as defined in the UCC.
“Account Agings” has the meaning set forth in Section 6.1(m).
“Additional Guarantor” has the meaning set forth in Section 12.12.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Texas Capital Bank, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or reasonably acceptable to Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person;

Exhibit 10.1
or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Holdings, any Borrower or any of their respective Subsidiaries or Affiliates.
“Affiliated Debt” has the meaning set forth in Section 12.5.
“Agent Parties” means, collectively, Administrative Agent or any of its Related Parties.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Annualized EBITDA” means, for any date of determination, the EBITDA of Holdings and its Subsidiaries on a consolidated basis (in accordance with GAAP) for the fiscal quarter period then ending multiplied by four (4).
“Anti-Corruption Laws” means all state or federal Laws, rules, and regulations applicable to the Loan Parties or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA and the Bank Secrecy Act, and other similar anti-corruption legislation in other jurisdictions.
“Anti-Terrorism Laws” has the meaning set forth in Section 5.21.
“Applicable Margin” means the applicable percentages per annum set forth below, based upon the Leverage Ratio, as set forth in the most recent Compliance Certificate received by Administrative Agent for each fiscal quarter from time to time pursuant to Section 6.1(d):

Pricing Level	Leverage Ratio	Base Rate Loans	Term SOFR Loans and Letter of Credit Fee	Commitment Fee
1	< 2.00:1.00	1.500%	2.500%	0.375%
2	≥ 2.00:1.00 but < 2.50:1.00	1.750%	2.750%	0. 375%
3	≥ 2.50:1.00 but < 3.00:1.00	2.000%	3.000%	0. 375%
4	≥ 3.00:1.00	2.250%	3.250%	0. 375%
Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first day immediately following the date a Compliance Certificate is delivered for each fiscal quarter from time to time pursuant to Section 6.1(d); provided that if such Compliance Certificate is not delivered within five (5) days after the date when due in accordance with such Section, then upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Margin from the Fourth Amendment Effective Date through the date that the Compliance Certificate is required to be delivered pursuant to Section 6.1(d) for the fiscal quarter of Holdings ending March 31, 2025 shall be determined based upon Pricing Level 2.
If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, Holdings, Borrowers or the Required Lenders determine that (a) the Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, Borrowers shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders, L/C Issuer or Swing Line Lender, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender, L/C Issuer or Swing Line Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender, L/C Issuer or Swing Line Lender, as the case may be, including the rights available under Article 2 or under Article 9.

Exhibit 10.1
Each Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of such Lender’s Commitment at such time divided by the aggregate Commitments of all Lenders; provided that if the Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Applicable Rate” means (a) in the case of a Base Rate Loan (including each Swing Line Loan), the Base Rate plus the Applicable Margin; and (b) in the case of a Term SOFR Loan, the Adjusted Term SOFR plus the Applicable Margin.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means, individually or collectively as the context requires, each of (a) TCBI Securities, Inc., in its capacity as joint lead arranger and joint book runner, (b) The Huntington National Bank, in its capacity as joint lead arranger and joint book runner and (c) Bank of America, N.A., in its capacity as joint lead arranger and joint book runner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.
“Authorized Party” has the meaning set forth in Section 11.11(d)(iii).
“Auto-Extension Letter of Credit” means a Letter of Credit that has automatic extension provisions.
“Availability” means, as of any date, the difference between (a) an amount equal to the Line Cap in effect on such date less (b) the total Revolving Credit Exposure of the Lenders on such date.
“Availability Reserves” means, as of any date of determination, such amounts as Administrative Agent may from time to time establish and revise in its Permitted Discretion: (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent, do or may affect either (i) the Collateral or any other Property which is security for the Obligations, (ii) the assets, business or prospects of the Loan Parties, or (iii) the security interests and other rights of any Secured Party in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Administrative Agent’s belief that any collateral report or financial information furnished by or on behalf of the Loan Parties to Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) in respect of Bank Products, Rent Reserves and Hedge Agreements, and (d) in respect of any state of facts which Administrative Agent determines constitutes a Default or an Event of Default or may, with notice or passage of time or both, constitute a Default or an Event of Default.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking

Exhibit 10.1
Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Bank Product Provider in connection with any of the Bank Products, including without limitation, Hedge Agreements.
“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Loan Party is obligated to reimburse to any Bank Product Provider as a result of such Bank Product Provider purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Loan Party pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.
“Bank Product Provider” means any (a) Person that is a party to a Bank Product Agreement with or provides Bank Products to any Loan Party that entered into such Bank Product Agreement or provided such Bank Product before or while such Person is a Lender or an Affiliate of a Lender; provided, that such Person will cease to be a “Bank Product Provider” at any time such Person ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Bank Product Agreement or Bank Product (by novation or otherwise) from any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.
“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Bank Product Provider consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Bank Product Provider, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so‑called “procurement cards” or “P‑cards”)) and debit card and credit card processing services or (d) Hedge Agreements.
“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day; (b) the sum of the Federal Funds Rate for such day plus one half of one percent (0.5%); and (c) Adjusted Term SOFR for such day plus one percent (1.00%); provided, however, if the Base Rate as determined pursuant to the foregoing shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.
“Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing.
“Base Rate Loan” means a Loan bearing interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).
“Benchmark Rate Borrowing” means, as to any Borrowing, the Benchmark Rate Loans comprising such Borrowing.

Exhibit 10.1
“Benchmark Rate Loan” means a Loan bearing interest based on the then existing Benchmark (initially, Adjusted Term SOFR).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date :
(a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, (a) with respect to Daily Simple SOFR, 0.10%, and (b) with respect to any other replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such

Exhibit 10.1
administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Blanco” has the meaning assigned to such term in the Fifth Amendment.
“Blanco Acquisition” has the meaning assigned to such term in the Fifth Amendment.
“Blocked Accounts” has the meaning set forth in Section 2.11.
“Bloomberg” means Bloomberg Index Services Limited.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” or “Borrowers” has the meaning set forth in the introductory paragraph hereto.
“Borrower Representative” has the meaning set forth in Section 2.13(a).
“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, as of any date, an amount equal to the sum of, without duplication:
(a)    eighty-five percent (85%) of the Loan Parties’ Eligible Accounts, plus

Exhibit 10.1
(b)    50% of the Loan Parties’ Eligible Inventory (other than Eligible Inventory constituting Eligible Compressors), valued at the lower of cost (calculated on a first-in, first out basis) or market value at such time; provided that the maximum amount of the Loan Parties’ Eligible Inventory (other than Eligible Inventory constituting Eligible Compressors and after giving effect to the advance rate set forth herein) which may be included as part of this component of the Borrowing Base shall not exceed $2,500,000, plus
(c)    the lesser of (i) 95% of the net book value of the Loan Parties’ Eligible Compressors (other than Eligible Compressors constituting a Eligible New Compressor Fleet), valued at the lower of cost or market value with depreciation not to exceed 25 years, at such time and (ii) 80% of the Net Orderly Liquidation Value Percentage of the net book value of the Loan Parties’ Eligible Compressors (other than Eligible Compressors constituting a Eligible New Compressor Fleet), valued at the lower of cost or market value with depreciation not to exceed 25 years, at such time, plus
(d)    80% of the net book value, valued at the lower of cost (calculated on a first-in, first-out basis and excluding any costs for capitalized interest or other non-cash capitalized costs) or market of the Loan Parties’ Eligible New Compressor Fleet, minus
(e)    any Availability Reserves.
“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially the form of Exhibit B, or in any other form agreed to in writing by Borrowers and Administrative Agent, prepared by and certified by a Responsible Officer of the Borrower Representative.
“Borrowing Request” means a writing, substantially in the form of Exhibit D, properly completed and signed by the Borrower Representative, requesting a Revolving Credit Borrowing.
“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.
“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real Property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.
“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.
“CFC” means any Subsidiary that is a “controlled foreign corporation” for United States federal income tax purposes within the meaning of Section 957 of the Code and any direct or indirect Subsidiary of a CFC.

Exhibit 10.1
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), shall at any time have become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of greater than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings;
(b)    the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) directors of Holdings on the Closing Date, (ii) nominated, appointed or approved for consideration by shareholders for election by at least 51% of the then directors of Holdings or (iii) appointed by directors so nominated, appointed or approved; or
(c)    Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than Permitted Liens), directly or indirectly, at least 100% of the outstanding direct or indirect Equity Interests of the Borrowers and any other Loan Party on a fully diluted basis.
“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 11.10.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the regulations promulgated thereunder.
“Collateral” means substantially all of the Property of the Loan Parties and their Subsidiaries as described in the Security Documents, including 100% of the Equity Interest in any Loan Party (other than Holdings), together with any other Property and collateral described in the Security Documents, including, among other things, any Property which may now or hereafter secure the Obligations or any part thereof (but which in no event will include any Excluded Asset).
“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman, processor or other Person in possession of any Collateral or on whose Property any Collateral is located, in form and substance reasonably satisfactory to Administrative Agent.
“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to Borrowers pursuant to Section 2.1(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitments of the Lenders as of the Fifth Amendment Effective Date are $500,000,000.
“Commodity Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Loan Parties pursuant to any Loan Document

Exhibit 10.1
or the transactions contemplated therein which is distributed to Administrative Agent, any Lender, L/C Issuer or Swing Line Lender by means of electronic communications pursuant to Section 11.11(d), including through the Platform.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, or in any other form agreed to by Holdings and Administrative Agent, prepared by and certified by a Responsible Officer of Holdings.
“Compressor Components” means each of the major serial numbered components of a Compressor Package, including an engine, compressor, compressor cylinders, natural gas and engine jacket cooler, control devices, safety shutdown panel and ancillary piping mounted on a metal skid.
“Compressor Packages” means natural gas compression equipment generally consisting of an engineered package of Compressor Components.
“Compressor Units” means Inventory of the Loan Parties consisting of completed Compressor Packages.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Business Day”, “Interest Period” (or any similar or analogous definition), “U.S. Government Securities Business Day”, or the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings thereto.
“Control Agreements” means, collectively, the Commodity Account Control Agreements, the Deposit Account Control Agreements and the Securities Account Control Agreements, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 11.30.
“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.

Exhibit 10.1
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR Loan” means a Loan bearing interest based on Daily Simple SOFR.
“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non‑recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (o) all obligations of such Person in respect of Disqualified Equity Interests.
For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
“Debt Service” means, for any Person for any period, the sum of all regularly scheduled principal payments (including without limitation, mandatory and voluntary prepayments of principal payments made in respect of the Subordinated Debt) and all Cash Interest Expense that are paid or payable during such period in respect of all Debt of such Person (other than scheduled payments of principal on Debt which pay such Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment).
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.
“Default” means an event or condition which constitutes an Event of Default or which upon notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to a Base Rate Loan plus (iii) two percent (2%) per annum; provided, however, that with respect to a Benchmark Rate Loan, the Default Interest Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.

Exhibit 10.1
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 11.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower Representative, Administrative Agent, L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by Administrative Agent or the Borrower Representative, to confirm in writing to Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.21(b)) upon delivery of written notice of such determination to the Borrower Representative and each Lender.
“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Disposition” means any sale, lease, sub-lease, license, transfer, assignment, conveyance, release, loss or other disposition, or entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property, in any transaction or event or series of transactions or events, and “Dispose” has the correlative meaning thereto.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Loan Party or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Loan Party or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Document” shall have the meaning set forth in Article 9 of the UCC.
“Dollars” and “$” mean lawful money of the United States of America.

Exhibit 10.1
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the United States.
“EBITDA” means, for any period, the total amount of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (a) Net Income, plus (b) the sum (in each case, without duplication) of the following to the extent deducted in the calculation of Net Income (other than clause (b)(xii)): (i) interest expense; (ii) Taxes based on income or profits; (iii) depreciation; (iv) amortization; (v) losses that are unusual and infrequently occurring determined in accordance with GAAP; (vi) the amount of any non-cash equity-based compensation charges or expenses approved by the board of directors of Holdings; (vii) other non‑recurring expenses reducing such Net Income which do not represent a cash item in such period or any future period; (viii) the actual cash transaction costs, fees and expenses incurred on or prior to the Closing Date in connection with the Transactions consummated on the Closing Date; (ix) [reserved]; (x) the actual cash transaction costs, fees and expenses (including legal fees, accounting fees, financial advisory fees, filing fees, and other professional fees and out-of-pocket expenses) incurred during such period in connection with (A) any amendment, restatement, supplement, waiver, consent, or other modification of this Agreement or any other Loan Document, (B) any Permitted Refinancing of Debt permitted under this Agreement, (C) any issuance, incurrence, or repayment of Debt permitted under this Agreement, (D) any issuance of Equity Interests by Holdings, (E) any Permitted Acquisition (whether or not consummated), (F) any Disposition outside of the ordinary course of business permitted under this Agreement or (G) any other investment permitted under this Agreement; (xi) the amount of any non-recurring, unusual and other one-time restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs and excess pension, other post-employment benefits, curtailment and other excess charges); and (xii) cost savings and synergies projected by Holdings in good faith to be realized, as a result of specified actions taken or expected to be taken in connection with Permitted Acquisitions, within 12 months of the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings and synergies are reasonably identifiable and factually supportable (as reasonably determined in good faith by Holdings), (2) no cost-savings or synergies may be included pursuant to this clause (b)(xii) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Net Income or included (i.e., added back) in computing EBITDA for such period, and (3) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 1.10; minus (c) the sum (in each case, without duplication) of the following to the extent included in the calculation of Net Income: (i) income tax credits; (ii) gains that are unusual and infrequently occurring determined in accordance with GAAP; and (iii) all non-recurring, non‑cash items increasing Net Income.
Notwithstanding anything to the contrary in the foregoing, (I) the aggregate amount of add-backs made pursuant to clauses (b)(x) and (b)(xi) above shall not exceed 10.0% of EBITDA (calculated prior to giving effect to any add-backs pursuant to clauses (b)(x) and (b)(xi)) for such period and (II) the aggregate amount of add-backs made pursuant to clause (b)(xii) above shall not exceed $5,000,000 during any consecutive twelve-month period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Exhibit 10.1
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Accounts” means, as of any applicable period of determination thereof, all Accounts of the Loan Parties (net of service charges, interest and finance fees) created in the ordinary course of business that Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Credit Extensions. Without limiting the foregoing, no Account shall be an Eligible Account if:
(a)    it does not comply in all material respects with all applicable Laws, rules, and regulations, including, without limitation, usury Laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors;
(b)    it has been outstanding for more than ninety (90) days past the original date of invoice or sixty (60) days after the original date payment is due;
(c)    (i) the goods giving rise to it have not been delivered to the account debtor and do not constitute a final sale or (ii) the services giving rise to it have not been performed for the account debtor;
(d)    it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;
(e)    it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes;
(f)    it is not subject to a duly perfected, first priority Lien in favor of Administrative Agent;
(g)    it is subject to any Lien other than (i) a Lien in favor of Administrative Agent, or (ii) a Permitted Lien which does not have priority over the Lien in favor of Administrative Agent;
(h)    (i) any representation contained herein or in the other Loan Documents with respect to such Account is not true in any material respect or (ii) any covenant contained herein or in the other Loan Documents with respect to such Account has been breached and the resultant Event of Default has not been waived;
(i)    it is owing by a creditor or supplier of any Loan Party or any Subsidiary thereof, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance that either (i) has been asserted in writing or (ii) is otherwise known to the board of directors and/or manager or any Responsible Officer of such Loan Party or any Subsidiary;
(j)    the account debtor is insolvent or the subject of any bankruptcy or insolvency proceeding, or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
(k)    it is evidenced by chattel paper or an instrument (other than any chattel paper which, upon the written request of the Administrative Agent, the original copy of such chattel paper has been delivered to the Administrative Agent within five (5) days after such written request);
(l)    a default exists under the Account, or any contract giving rise to such Account, by any party thereto;
(m)    it is owed by an Affiliate, employee, officer or director of any Loan Party or any of their Subsidiaries;
(n)    it is owed in currency other than Dollars by the account debtor;

Exhibit 10.1
(o)    the account debtor is organized or has its principal offices or assets outside the United States or Canada (but excluding from Canada for purposes of this clause (o), the Province of Quebec);
(p)    the Account is owed by an individual or a Sanctioned Person;
(q)    if more than twenty-five percent (25%) of the aggregate balances then outstanding on all Accounts owed by such account debtor and its Affiliates are unpaid for more than (i) sixty (60) days after the original date payment is due or (ii) ninety (90) days past the dates of their original invoices;
(r)    it is owing by a Governmental Authority, unless the account debtor is the United States of America or any department, agency, or instrumentality thereof and the Account has been assigned to Administrative Agent in compliance with the Federal Assignment of Claims Act of 1940;
(s)    it includes a billing for interest, fees or late charges;
(t)    when aggregated with all other Accounts owed (i) by an Investment Grade Account Debtor and its Affiliates (in each case, other than Occidental) to which such Account relates exceeds thirty-five percent (35%) of all Eligible Accounts owed by all of the Loan Parties’ account debtors, (ii) by a Non-Investment Grade Account Debtor and its Affiliates (in each case, other than Occidental) to which such Account relates exceeds twenty-five percent (25%) of all Eligible Accounts owed by all of Loan Parties’ account debtors or (iii) by Occidental Petroleum Corporation or its Subsidiaries (collectively, “Occidental”) to which such Account relates exceeds thirty-five percent (35%) of all Eligible Accounts owed by all of Loan Parties’ account debtors (provided, however, that, in each case under the foregoing clauses (i) through (iii), if such aggregate exceeds such percentage of all Eligible Accounts, only such excess shall be ineligible); or
(u)    Administrative Agent otherwise reasonably determines it be ineligible.
The amount of the Eligible Accounts owed by an account debtor to any Loan Party shall be reduced by the amount of all “contra accounts” and other obligations owed, whether by such Loan Party or any other Loan Party or Subsidiary, to such account debtor. Administrative Agent shall have the right to create and adjust eligibility standards and related services from time to time in its Permitted Discretion.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.8(b)(iii)).
“Eligible Compressors” means the Eligible Inventory owned by any Loan Party consisting of Compressor Units.
“Eligible Inventory” means, as of any applicable period of determination thereof, all Inventory of the Loan Parties that Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Credit Extensions. Without limiting the foregoing, Eligible Inventory shall not include any Inventory:
(a)    which is not subject to a first priority perfected Lien in favor of Administrative Agent;
(b)    which is subject to any Lien other than (i) a Lien in favor of Administrative Agent or (ii) a Permitted Lien which does not have priority over the Lien in favor of Administrative Agent;
(c)    which is, in Administrative Agent’s opinion based on its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;
(d)    with respect to which (i) any representation contained herein or in the other Loan Documents is not true in any material respect, (ii) any covenant contained herein or in the other

Exhibit 10.1
Loan Documents has been breached and the resultant Event of Default has not been waived or which does not conform in all material respects to all standards imposed by any Governmental Authority;
(e)    in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)    which (i) constitutes work in process or raw materials; provided that Compressor Components are not raw materials, or (ii) constitutes packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill and hold or ship in place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type (x) held for sale, lease or rental or (y) to be used to provide compression services, in each case in the ordinary course of business;
(g)    which is not located in the United States or is in transit with a common carrier from vendors and suppliers;
(h)    which is located in any location leased by any Loan Party unless (i) the lessor has delivered to Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by Administrative Agent in its Permitted Discretion;
(i)    which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to Administrative Agent a Collateral Access Agreement and such other documentation as Administrative Agent may reasonably require or (ii) an appropriate Rent Reserve for rent, charges and other amounts due or to become due with respect to such location has been established by Administrative Agent in its Permitted Discretion;
(j)    which is being processed offsite at a third party location or outside processor, or is in transit to or from such third party location or outside processor, unless (i) such processor or other third party has delivered to Administrative Agent a Collateral Access Agreement and such other documentation as Administrative Agent may reasonably require or (ii) an appropriate Rent Reserve has been established by Administrative Agent in its Permitted Discretion;
(k)    which is located at any customer site or location or is in the possession of a customer of any Loan Party, unless such customer has delivered to Administrative Agent a Collateral Access Agreement or such other documentation as Administrative Agent may reasonably require, including, without limitation, a gas compression agreement with terms acceptable to Administrative Agent;
(l)    which is a discontinued product or component thereof;
(m)    which is the subject of a consignment by the applicable Loan Party or any Subsidiary hereof as consignor;
(n)    which is perishable;
(o)    which contains or bears any intellectual property rights licensed to any applicable Loan Party unless Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
(p)    which is not reflected in a current perpetual inventory report of the applicable Loan Party (unless such Inventory is reflected in a report to Administrative Agent as “in transit” Inventory);
(q)    for which reclamation rights have been asserted by the seller;
(r)    which has been acquired from a Sanctioned Person; or

Exhibit 10.1
(s)    Administrative Agent otherwise reasonably determines it be ineligible.
In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrowers shall notify Administrative Agent thereof on and at the time of submission to Administrative Agent of the next Borrowing Base Report.
“Eligible New Compressor Fleet” means Eligible Compressors, whether held or deployed by any Loan Party in the ordinary course of business, and which are not included in the most recent appraisal, which is prepared on a basis satisfactory to Administrative Agent, and ordered and received by Administrative Agent pursuant to Section 6.6(c).
“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Endangered Species Act, U.S.C. §1531 et seq., the National Environmental Policy Act, 42 U.S.C. §4321 et seq., the Rivers and Harbors Appropriation Act of 1899, 33 U.S.C. §407, all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“Equipment” has the meaning assigned to such term in the Security Agreement.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations promulgated thereunder.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Loan Party, is under common control (within the meaning of Section 414(c) of the Code) with a Loan Party, or is otherwise considered a single employer with a Loan Party pursuant to Sections 414(m) or (o) of the Code, for purposes of the provisions relating to Section 412 of the Code or Section 303 of ERISA.

Exhibit 10.1
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, (g) the failure of any Loan Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA or Section 430 of the Code or is in endangered or critical status under Section 305 of ERISA or Section 432 of the Code.
“Erroneous Payment” has the meaning set forth in Section 10.12(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 9.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Accounts” means any commodity account, deposit account or securities account (a) established solely as a payroll account and other zero-balance disbursement account, (b) held in a fiduciary capacity and established in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements, or (c) with a balance in each such account individually not exceeding $100,000 at any time and the aggregate balance of all such accounts not exceeding $250,000.
“Excluded Assets” means, collectively:
(a)    Equity Interests consisting of the voting stock in any CFC or U.S. Foreign HoldCo not required to be pledged pursuant to the proviso set forth in Section 6.13(b);
(b)    assets as to which Administrative Agent and Loan Parties agree in writing that the cost of creating or perfecting a pledge of, or a security interest in, such assets is excessive in relation to the value of the security to be afforded thereby;
(c)    any rights or interest in any lease, contract, license or license agreement covering personal Property or real Property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, the grant of a security interest or Lien therein for the benefit of the Secured Parties (i) is prohibited, (ii) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or any other Law (including any Debtor Relief Law) or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables) and provided further that, with respect to any lease, contract, license or license agreement entered into after the Closing Date, the Loan Parties shall use commercially reasonable efforts to permit Liens for the benefit of the Secured Parties on each such lease,

Exhibit 10.1
contract, license or license agreement and avoid prohibitions of the types described in clauses (i) through (iii) above;
(d)    any such account described in clause (b) of the definition of “Excluded Accounts”;
(e)    any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall no longer be considered Excluded Assets upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office;
(f)    any assets that are subject to a Lien permitted under Section 7.2(j) if the contract or other agreement in which the Lien is granted (or the documentation providing for the Debt secured thereby) prohibits the creation of any other Lien on such assets; provided that immediately upon the ineffectiveness, lapse or termination of any such Lien permitted under Section 7.2(j), such assets shall no longer be considered Excluded Assets pursuant to this clause (f) and the Collateral shall include all such rights and interest in such assets as if such Lien permitted under Section 7.2(j) had never been in effect (unless such asset would constitute as an Excluded Asset under any other clause herein);
(g)    any real Property owned by any Loan Party and each of its Subsidiaries on the Closing Date as set forth on Schedule 5.6(b) hereto (such Property, the “Specified Excluded Real Property”);
(h)    all other real Property owned by any Loan Party and each of its Subsidiaries; and
(i)    so long as the Rabbi Trust constitutes as an “Excluded Subsidiary” under this Agreement, any Equity Interests in the Rabbi Trust.
To the extent that such Property constitutes as an “Excluded Asset” due to the failure by any Loan Party to obtain a consent as described in clause (c) above, such Loan Party shall use commercially reasonable efforts to obtain such consent and, upon obtaining such consent, such Property shall cease to constitute as an “Excluded Asset”. Notwithstanding anything herein to the contrary, Excluded Assets shall not include any right to receive proceeds from the sale or other disposition of Excluded Assets, any Proceeds (as defined in the UCC), products, substitutions or replacements of any Excluded Asset (unless such rights, Proceeds, products, substitutions or replacements independently constitute Excluded Assets), all of which shall expressly be Collateral.
“Excluded Subsidiary” means (a) as of the Closing Date, the Rabbi Trust under the Natural Gas Services Group, Inc. Deferred Compensation Plan; provided that such Person shall only constitute as an “Excluded Subsidiary” for purposes of this Agreement and the other Loan Documents so long as (i) such Person complies with the requirements of a “grantor trust” under the IRS’s Revenue Procedures 92-64 and 92-65 and (ii) the principal and income of such Person shall be subject to the claims of creditors of the Loan Parties under federal and state Law (the “Rabbi Trust”) and (b) each CFC and U.S. Foreign HoldCo, to the extent that making such CFC or U.S. Foreign HoldCo a Guarantor could reasonably be expected to give rise to material adverse tax consequences to Holdings (or any direct or indirect owner thereof) or any of its Subsidiaries (in each case, as determined by Holdings in good faith in consultation with the Administrative Agent).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by any Borrower or any other

Exhibit 10.1
Loan Party) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 3.6(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in Recital A hereof.
“Existing Letters of Credit” means any standby letter of credit issued under the Existing Credit Agreement and listed on Schedule 2.2 hereto that are outstanding as of the Closing Date.
“Existing Loan Documents” means the “Loan Document” (as defined in the Existing Credit Agreement) as in effect prior to the date hereof.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided, however, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Fee Letter” means (a) the separate fee letter dated as of May 11, 2021 between Borrower Representative and Texas Capital Bank, (b) the separate proposal letter dated as of December 22, 2022 between Borrower Representative, Texas Capital Bank and TCBI Securities, Inc., as an Arranger and (c) any other engagement letter or fee letter among Borrower Representative and Administrative Agent, Texas Capital Bank and/or its Affiliates concerning fees to be paid by Borrower Representative in connection with this Agreement including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent, Texas

Exhibit 10.1
Capital Bank and/or its Affiliates may elect to treat as confidential and not share with Lenders any Fee Letter executed from time to time in connection with this Agreement.
“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of the Fifth Amendment Effective Date, by and among Holdings, the other Borrowers and Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” means June 12, 2026.
“Financial Covenants” means the covenants set forth in Sections 8.1 and 8.2.
“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, by and among Holdings, the other Borrowers and Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” means November 14, 2023.
“Fixed Charge Coverage Ratio” means, for any date of determination, the ratio of (a) Annualized EBITDA minus Unfinanced Capital Expenditures; provided that, solely for purposes of calculating the Fixed Charge Coverage Ratio, such Unfinanced Capital Expenditures during such period, the proceeds of which were used to acquire or construct Compressor Units, shall not include more than twenty percent (20%) of the total Capital Expenditures made during such period to (b) Fixed Charges for Holdings and its Subsidiaries for the four (4) fiscal quarter period then ending.
“Fixed Charges” means, for any Person for any period, the sum of (a) Debt Service for such period, plus (b) cash income taxes paid during such period, plus (c) the sum of any dividends, distributions and other Restricted Payments (including any management, advisory or similar fees paid to any holder of any Equity Interests of a Loan Party or their Affiliates) made during such period.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiaries” means each Subsidiary other than a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date, by and among Holdings, the other Borrowers and Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means April 18, 2025.
“Fraudulent Transfer Laws” has the meaning set forth in Section 12.14.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of the L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means, as of any date of determination, the aggregate amount of all Debt of Holdings and its Subsidiaries, on a consolidated basis in accordance with GAAP, (a) of the type described in clauses (a), (b), (c), (d), (g), (j), (l) (to the extent such amounts have been drawn or funded and not reimbursed), or (o), of the definition thereof or (b) of the type described in clauses (e) or (f) of the definition thereof to the extent in respect of the Debt described in the foregoing clause (a), in each case, excluding non-cash obligations under ASC 815.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and

Exhibit 10.1
which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb have a corresponding meaning.
“Guarantors” means, collectively, (a) each of the Borrowers with respect to the Obligations under any Bank Product Agreement to the extent that each such Borrower is not the primary obligor with respect thereto, (b) NGSG Properties, LLC, a Colorado limited liability company, and any other wholly-owned Subsidiary of Holdings (other than any Borrower and any Excluded Subsidiary) and (c) each Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, including any Person who becomes a party to this Agreement pursuant to a Joinder Agreement.
“Guaranty” means, collectively, the guaranty made by the Loan Parties party to this Agreement pursuant to Article 12 and each other written guaranty executed by one or more of the other Guarantors in favor of Administrative Agent, for the benefit of Secured Parties, in form and substance satisfactory to Administrative Agent.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, any petroleum and petroleum byproducts, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas), polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives, and mold. “Hazardous Material” shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, element, compound or mixture which is: (i) asbestos and asbestos-containing materials; (ii) designated as a “pollutant” or “toxic pollutant” pursuant to the Federal Water Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.); (iii) defined as a “solid or hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.); (iv) defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Paragraph 9601 et seq.); (v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); (vi) chemicals, elements, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable federal, state or local Environmental Laws; (vii) polychlorinated biphenyls; (viii) “pesticides” as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (ix) “contaminant” as defined in the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; (x) “extremely hazardous substances” as defined in the Emergency Planning

Exhibit 10.1
and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; (xi) “hazardous materials” as defined in the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; (xii) “hazardous air pollutants” as defined in the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and (xiii) “oil” as defined in the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.
“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”), (c) any and all Master Agreements and any and all related confirmations and (d) any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Holdings” has the meaning set forth in the introductory paragraph hereto.
“Honor Date” has the meaning set forth in Section 2.2(c)(i).
“Increase Effective Date” has the meaning set forth in Section 2.10(c).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” has the meaning set forth in Section 11.25.
“Intellectual Property” means all copyrights, copyrightable works, patents, patent applications, trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing, and other types of intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world, and registrations and applications for registration of any of the foregoing, and all documentation and embodiments of the foregoing, in whatever form, now owned or hereafter acquired.
“Interest Period” means with respect to any Term SOFR Loan, the period commencing on the date such Loan becomes a Term SOFR Loan (whether by the making of a Loan or its continuation or conversion) and ending on the numerically corresponding day in the fiscal month that is one (1),three (3) or six (6) months thereafter (in each case subject to the availability of Term SOFR for such period), as the

Exhibit 10.1
Borrower Representative may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next fiscal month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Term SOFR Loan that commences on the last Business Day of a fiscal month (or on a day for which there is no numerically corresponding day in the last fiscal month of such Interest Period) shall end on the last Business Day of the last fiscal month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.3(b)(iv) and not thereafter reinstated pursuant to such Section shall be available for specification in any Borrowing Request or notice of continuation or conversion thereof.
“Inventory” means inventory, as defined in the UCC.
“Investment Grade Account Debtor” means, any account debtor whose securities are rated BBB- (or then equivalent grade) or higher by S&P or Baa3 (or then equivalent grade) or higher by Moody’s, or whose credit rating or credit quality has the characteristics of an Investment Grade Account Debtor as determined by Administrative Agent in its sole discretion.
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, (a) the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and any Borrower or in favor of L/C Issuer and relating to such Letter of Credit and (b) all “Issuer Documents” (as defined in the Existing Credit Agreement).
“Joinder Agreement” means a Joinder Agreement in the form of Exhibit H hereto.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by Borrowers on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Texas Capital Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as of any date of determination, without duplication, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders,

Exhibit 10.1
directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under a lease or license of land, improvements and/or fixtures.
“Lenders” means, (a) at any time prior to the termination of the Commitments, any Person that has a Commitment at such time, and (b) at any time after the termination of the Commitments, any Person that has Revolving Credit Exposure at such time. Unless the context otherwise requires, the term “Lenders” includes Swing Line Lender, L/C Issuer and their respective successors and assigns permitted hereunder.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and any Existing Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning set forth in Section 2.4(b).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the aggregate Commitments of the Lenders then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.
“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) all Funded Debt as of such date to (ii) Annualized EBITDA as of such date.
“Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.
“Line Cap” means, as of any date of determination, the lesser of (a)(i) the aggregate amount of the Commitments of the Lenders on such date minus (ii) Availability Reserves in effect on such date and (b) the Borrowing Base in effect on such date.
“Loan” means an extension of credit by a Lender to any Borrower under Article 2 in the form of a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, each Guaranty, the Security Documents, the Notes, the Issuer Documents, each Fee Letter, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.
“Loan Party” means each Borrower, each Guarantor or any other Person who is or becomes party to any agreement with any Secured Party that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations under the Loan Documents or any part thereof. For the avoidance of doubt, no Excluded Subsidiary shall constitute a “Loan Party” for all purposes under this Agreement and the other Loan Documents.
“Master Agreement” has the meaning set forth in clause (b) of the definition of Hedge Agreement.

Exhibit 10.1
“Material Acquisition” means any acquisition, whether through a single transaction or a series of related transactions (including by way of merger or consolidation) of (a) a majority of the Equity Interests of a Person or other controlling ownership interests in another Person or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person, in each case, that involves the payment of consideration by Holdings and its Subsidiaries in excess of $20,000,000.
“Material Adverse Effect” means any act, event, condition, or circumstance which could reasonably be expected to materially and adversely affect (a) the operations, business, Properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole; (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any Secured Party under any Loan Documents.
“Material Disposition” means any disposition, whether through a single transaction or a series of related transactions, of (a) a majority of the Equity Interests in any Person or other controlling ownership interests in another Person or (b) all or substantially all of the assets of a Person or of a division, line of business or other business unit of such Person, in each case, that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $20,000,000.
“Maturity Date” means February 28, 2028, or such earlier date on which the Commitment of each Lender terminates as provided in this Agreement.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable Texas Law (or applicable United States federal Law to the extent that such Law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under Texas Law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to any Borrower at the time of such change in the Maximum Rate.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the time that a Defaulting Lender exists, an amount equal to 103% of the Fronting Exposure of L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.7(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by Administrative Agent and L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise, with respect to a Loan Party or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party or any of its Subsidiaries the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), over (ii) the sum of (A) the principal amount of any Debt that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Debt under the Loan Documents), (B) the reasonable out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction including legal, accounting, investment banking and other professional fees and (C) taxes paid or reasonably estimated to be payable within the

Exhibit 10.1
year such relevant transaction occurred and the year immediately following the date of such transaction as a result of any gain recognized in connection therewith; provided that, if (1) reserves established pursuant to subclause (A) exceeds the actual purchase price adjustment required to be paid in connection with such transactions, or (2) the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, in each case, the aggregate amount of such excess shall constitute Net Cash Proceeds.
(b)    with respect to the sale or issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Debt by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.
“Net Income” means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Net Income shall exclude (a) the net income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Constituent Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that such Person’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (b) any income (or loss) for such period of any other Person if such other Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (a) of this proviso).
“Net Orderly Liquidation Value Percentage” means, with respect to Inventory of any Person, the orderly liquidation value thereof , expressed as a percentage, as determined in a manner acceptable to the Administrative Agent pursuant to the most recent appraisal (including compressor fleet appraisal) ordered, received and relied upon by the Administrative Agent pursuant to Section 6.6(c) and conducted by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of the Required Supermajority Lenders or all or all affected Lenders in accordance with the terms of Section 11.10 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Investment Grade Account Debtor” means any account debtor which is not an Investment Grade Account Debtor.
“Notes” means, collectively, each promissory note made by Borrowers in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit E.
“Obligations” means all obligations, indebtedness, and liabilities of Borrowers and each other Loan Party to Administrative Agent, each Lender and each other Secured Party now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, any Bank Product Agreements or the other Loan Documents, and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided that, as to any Loan Party, the “Obligations” shall exclude any Excluded Swap Obligations of such Loan Party.

Exhibit 10.1
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Guaranties” has the meaning set forth in Section 12.11.
“Other Guarantors” has the meaning set forth in Section 12.11.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Fourth Amendment Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and the Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrowers of Unreimbursed Amounts.
“Participant” means any Person (other than (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, (c) a Defaulting Lender, or (d) Holdings, any of Holdings’ Affiliates, any Subsidiaries of Holdings or any other Loan Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).
“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“Payment Conditions” means, with respect to any Restricted Payments made pursuant to Section 7.4(c) or any Permitted Acquisition, that:
(a) no Default or Event of Default shall have occurred and be continuing on the date of such Restricted Payment or Permitted Acquisition or would result after giving effect to such transaction;
(b) after giving effect to and at all times during the thirty (30) consecutive day period immediately prior to the making of such Restricted Payment or consummation of such Permitted Acquisition, Availability shall be greater than or equal to the greater of (i) $65,000,000 and (ii) seventeen and one-half percent (17.5%) of the Line Cap then in effect;

Exhibit 10.1
(c) after giving effect to such Restricted Payment or Permitted Acquisition, Holdings shall be in pro forma compliance with the Financial Covenants for the most recently ended applicable period for which financial statements are available; and
(d) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative demonstrating satisfaction of the foregoing conditions concurrently with such Restricted Payment or Permitted Acquisition.
“Payment Date” means (a) in respect of each Base Rate Loan (including a Swing Line Loan), the first day of each and every calendar month during the term of this Agreement, upon prepayment of such Loan and the Maturity Date, (b) in respect of each Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan (or the day that is three (3) months after the first day of such Interest Period if such Interest Period has a length of more than three (3) months), upon prepayment of such Loan and the Maturity Date and (c) in respect of each Daily Simple SOFR Loan, the first day of each and every calendar month during the term of this Agreement, upon prepayment of such Loan, and the Maturity Date.
“Payment Notice” has the meaning set forth in Section 10.12(b). “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Perfection Certificate” means, collectively, (a) that certain Perfection Certificate dated as of the Closing Date, executed by the Loan Parties at such time and addressed to Administrative Agent and (b) any other perfection certificate from time to time delivered to Administrative Agent, executed by the Loan Parties, in each case in form and substance reasonably satisfactory to Administrative Agent.
“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Permitted Acquisition” means any acquisition by any Loan Party or any Domestic Subsidiary of any Loan Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that: no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such acquisition; such acquisition is not a hostile or contested acquisition; the business acquired in connection with such acquisition is (i) principally located in the United States or Canada, (ii) organized under applicable laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date or any Permitted Other Business Lines; unless consented to by Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, the business, division or Person acquired shall not have a negative EBITDA after giving effect to reasonable pro forma adjustments which are approved by Administrative Agent; at or prior to the closing of any such proposed Permitted Acquisition, Administrative Agent will be granted a first priority perfected Lien (subject only to Permitted Liens) in substantially all assets constituting Collateral acquired pursuant thereto and Equity Interests of the Person being acquired (to the extent required by this Agreement) if such Person will become a Loan Party hereunder, and the Borrowers and such Person shall have executed such documents and taken such actions as may be reasonably required by Administrative Agent in connection therewith (including, without limitation, the delivery of (A) certified copies of the resolutions of the board of directors, board of managers, sole member or other comparable governing body of, as applicable, any applicable Loan Party and such Person authorizing such Permitted Acquisition and the granting of Liens described herein, (B) legal opinions, in form and substance reasonably acceptable to Administrative Agent, with respect to the transactions described herein, (C) evidence of insurance of the business to be acquired consistent with the requirements of this Agreement and (D) if applicable, a Joinder Agreement and any joinders or other agreements required pursuant to Section 6.13); [reserved]; the Borrower Representative shall have furnished Administrative Agent with twenty (20) days’ (or such shorter period as may be agreed by Administrative Agent in its sole discretion) prior written notice of such proposed acquisition; if such acquisition is an acquisition of the Equity Interests of a Person, the acquisition is structured so that the acquired Person shall become (i) a Subsidiary of Holdings of which greater than fifty percent (50%) of the issued and outstanding Equity Interests thereof are owned and held by Holdings and/or one or more Subsidiaries of Holdings and (ii) a Borrower and/or Guarantor pursuant to the terms of this Agreement to the extent required pursuant to

Exhibit 10.1
Section 6.13(a); in connection with an acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Administrative Agent in its sole discretion consents otherwise, and in connection with an acquisition of the assets of any Person, all Liens on such assets shall be terminated; the Borrower Representative shall have furnished Administrative Agent (as soon as available, and in event at least five (5) Business Days’ prior to the consummation of such acquisition (or such shorter period as may be agreed by Administrative Agent in its sole discretion)) with a current draft of the applicable material acquisition documents (and final copies thereof as and when executed); the Payment Conditions shall have been satisfied; and the Borrower Representative shall have furnished to Administrative Agent at least three (3) Business Days prior to the date on which any such acquisition is to be consummated or such shorter time as Administrative Agent may allow, a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, certifying that (i) immediately after giving effect such acquisition, the Payment Conditions shall have been satisfied and (ii) all of the other requirements for a Permitted Acquisition will be satisfied on or prior to the closing date of such acquisition. Notwithstanding anything to the contrary herein, no Accounts, Inventory, or Compressor Units (other than any Eligible New Compressor Fleet to the extent acquired by a Loan Party) acquired in connection with such acquisition will be included in the determination of the Borrowing Base until (i) such Accounts, Inventory and Compressor Units shall have satisfied their respective eligibility criteria as set forth in the definitions of “Eligible Accounts, “Eligible Inventory” and “Eligible Compressors”, respectively, and (ii) the Administrative Agent shall have conducted an appraisal, audit and/or field examination of such Accounts, Inventory or Compressor Units, as the case may be, the results of which shall be satisfactory to the Administrative Agent in its sole discretion. The Borrower Representative may, at its option, deliver an updated Borrowing Base Report in connection with any Permitted Acquisition with an “as of” date acceptable to the Administrative Agent for purposes of including any acquired Accounts, Inventory or Compressor Units in the Borrowing Base in connection with such Permitted Acquisition.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Liens” means those Liens permitted by Section 7.2.
“Permitted Other Business Lines” means any and all of the following: (a) sales, rental and/or servicing of gas treating and/or processing equipment and/or the providing of gas treating and/or processing services; (b) sales, rental and/or servicing of oil and gas measurement and/or treating equipment and/or the providing of oil and gas measurement and/or treating services; (c) sales, rental and/or servicing of natural gas emissions equipment and/or the providing of natural gas emissions measurement services; (d) operation of pipelines for in-state transportation of oil and/or gas from a wellhead to a treatment or processing facility; (e) fabrication, sales, rental and/or servicing of portable power generation equipment; and (f) any other businesses directly related to the servicing of crude oil and natural gas producers and producing properties approved by the Administrative Agent, such approval not to be unreasonably withheld.
“Permitted Refinancing” means, with respect to any Debt, any refinancings or refundings thereof; provided that (a) the principal amount (or accreted value, if applicable) of such Debt is not increased at the time of such refinancing or refunding from the principal amount (or accreted value, if applicable) of such refinanced or refunded Debt outstanding immediately prior to such refinancing or refunding, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (b) the average life to maturity of any refinancing or refunding of such Debt permitted hereby is not less than the then average life to maturity of the Debt so refinanced or replaced, (c) the direct or contingent obligors with respect to such Debt provided comparable credit accommodations with respect to the Debt being refinanced or refunded (provided that additional obligors may be added so long as such additional obligors are Loan Parties pursuant to the Loan Documents), (d) any refinancing or refunding of Subordinated Debt shall be on terms no less favorable to Administrative Agent and the Lenders (taken as a whole), and no more restrictive to the Loan Parties (taken as a whole), than the Subordinated Debt being refinanced or refunded, (e) the all-in-yield applicable

Exhibit 10.1
to any such refinancing or refunding Debt does not exceed the all-in-yield for the Debt being refinanced or refunded or, if greater, the market all-in-yield for similar Debt at such time, and (f) such refinancing or refunding does not impair or restrict, in any material respect greater than as contained in the Debt being refinanced or refunded, the ability of the Loan Parties to make distributions or transfer money and other property to or otherwise enter into transactions among the other Loan Parties.
“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to a Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prime Rate” means the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. Prime Rate”.
“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 11.11.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” means, with respect to any Person, any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 11.11(e).
“Purchase Money Debt” means Debt, the proceeds of which are used to finance the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of any Property; provided, however, that such Debt is incurred no later than 180 days after such acquisition, leasing, completion, construction, repairment, replacement, improvement or installation.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 11.30.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Financial Institution” means any financial institution that is a commercial bank (or an Affiliate thereof, including an investment bank, but excluding any special situation investor), which is regularly engaged in making, purchasing, holding or otherwise investing in revolving commercial loans and similar extensions of credit in asset-based, secured revolving credit facilities in the United States.
“Receipts” has the meaning set forth in Section 2.12(a).
“Recipient” means Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, as applicable.

Exhibit 10.1
“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time.
“Related Indebtedness” means any and all indebtedness paid or payable by any Borrower or any other Loan Party to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Release Date” means the last to occur of the dates on which Liens securing the Obligations may be released pursuant to Section 10.9(a)(i)(A).
“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre‑remedial studies and investigations and post-remedial monitoring and care.
“Removal Effective Date” has the meaning set forth in Section 10.6(b).
“Rent Reserve” means, with respect to any facility, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, all rent, charges and fees scheduled or customarily falling due for payment during (i) a two (2) month period at such facility, warehouse distribution center, regional distribution center or depot where any Inventory (other than Compressor Units) is stored or located and (ii) a six (6) month period at such facility, warehouse distribution center, regional distribution center or depot where any Compressor Units are stored or located, and (b) in the case of any other location, an amount determined by Administrative Agent in its Permitted Discretion in respect of liabilities owed to the applicable consignee, bailee, processor or warehouseman.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Revolving Credit Exposure of all Lenders (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that, if one Lender holds more than 50% but less than 100% of the sum of the Revolving Credit Exposure and the unused Commitments at such time, subject to the last sentence of Section 11.10, Required Lenders shall be at least two unaffiliated Lenders. The unused Commitment of, and the portion of the Revolving Credit Exposure of all Lenders held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of (a) the Revolving Credit Exposure of all Lenders (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that, if one Lender holds more than 66 2/3% but less than 100% of the sum of the Revolving

Exhibit 10.1
Credit Exposure and the unused Commitments at such time, subject to the last sentence of Section 11.10, Required Supermajority Lenders shall be at least two unaffiliated Lenders. The unused Commitment of, and the portion of the Revolving Credit Exposure of all Lenders held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.
“Resignation Effective Date” has the meaning set forth in Section 10.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of a Loan Party (or the chief executive officer, president, chief financial officer, or treasurer of the general partner or managing member of a Loan Party, as applicable); solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or assistant secretary of a Loan Party (or the secretary or any assistant secretary of the general partner or managing member of a Loan Party, as applicable) or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of Holdings or any Subsidiary thereof, (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to Holdings’ stockholders, partners or members (or the equivalent Person thereof) and (c) any payment of management, advisory or similar fees to any holders of Equity Interests of a Loan Party or their Affiliates.
Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1(a).
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount of its Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. “Revolving Credit Loan” has the meaning set forth in Section 2.1(a).
“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.
“S&P” means S&P Global Ratings, a S&P Global Inc. business and any successor thereto that is a nationally-recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions.
“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the U.S. government

Exhibit 10.1
(including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority in which (a) any Loan Party or any of their Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayment of the Obligations will be derived.
“Scheduled Unavailability Date” has the meaning set forth in Section 3.3(b)(vi).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, by and among Holdings, the other Borrowers and Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” means June 6, 2024.
“Secured Parties” means the collective reference to Administrative Agent, each Lender, L/C Issuer, Swing Line Lender, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.
“Securities Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the Closing Date, among the Loan Parties and Administrative Agent, for the benefit of Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means (a) the Security Agreement, (b) the Control Agreements and (c) every mortgage, security agreement, pledge agreement, mortgage, deed of trust, control agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Specified Excluded Real Property” has the meaning set forth in clause (g) of the definition of “Excluded Assets”.
“Specified Facility Dispositions” means the Dispositions of real property owned by the Loan Parties located at (a) 404 Veterans Airpark Ln, Midland, TX 79705 or (b) 12301 W County Rd, Odessa, TX 79765.
“Specified Reporting Period” means any period commencing on the first date on which (a) an Event of Default has occurred or (b) Availability is less than the Specified Reporting Threshold, and continuing, in either case, until the date upon which both (i) Availability has been equal to or greater than the Specified Reporting Threshold at all times during the preceding sixty (60) consecutive day period, and (ii) no Event of Default has occurred and is continuing during such sixty (60) consecutive day period.
“Specified Reporting Threshold” means, as of any date of determination, the greater of (a) $37,500,000 and (b) ten percent (10%) of the Line Cap then in effect.
“Subordinated Debt” means, collectively, all Debt incurred by any Loan Party or any Subsidiary that is, in each case, subordinated to the Obligations (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Administrative Agent entered into among Administrative Agent, the applicable creditor and the Loan Parties), in a manner satisfactory to

Exhibit 10.1
Administrative Agent, and contains terms, including, without limitation, payment terms, satisfactory to Administrative Agent.
“Subordinated Debt Documents” means, collectively, any and all instruments, documents and agreements executed and/or delivered in connection with any Subordinated Debt, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the applicable Subordination Agreement.
“Subordination Agreement” means, individually and collectively, all subordination agreements, intercreditor agreements, consent and similar agreements among any Loan Party or the Administrative Agent and any holder of Subordinated Debt, whether entered into on or prior to the date hereof or from time to time hereafter, together with all modifications, amendments and restatements of any of the foregoing.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Supported QFC” has the meaning set forth in Section 11.30. “Sureties” has the meaning set forth in Section 12.3(b).
“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.3.
“Swing Line Lender” means Texas Capital Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning set forth in Section 2.3(a).
“Swing Line Loan Request” means a writing, substantially in the form of Exhibit F, or in such other form agreed to by the Borrower Representative and Administrative Agent, properly completed and signed by the Borrower Representative, requesting a Swing Line Borrowing.
“Swing Line Sublimit” means an amount not to exceed the lesser of (a) $22,500,000 and (b) the aggregate Commitments of the Lenders at such time; provided that there is more than one Lender. The Swing Line Sublimit is part of, and not in addition to, the Commitments.
“Tax Return” means any return (including any information report), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of any Tax.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means: (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, a
“Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business

Exhibit 10.1
Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, a “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation (a) with respect to a Base Rate Loan (if calculated pursuant to clause (c) of the definition of “Base Rate”), a percentage per annum equal to 0.10% for such Base Rate Loan or (b) with respect to a Term SOFR Loan, a percentage per annum as set forth below for such Term SOFR Loan and Interest Period therefor: Interest PeriodPercentageOne month0.10%Three months0.15%Six months0.25%
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Texas Capital Bank” means Texas Capital Bank and its successors and assigns.
“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, by and among Holdings, the other Borrowers and Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means June 25, 2024.
“Transactions” means, collectively, the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the payment of all fees and expenses payable in connection with the foregoing.
“Trigger Period” means any period commencing on the first date on which (a) an Event of Default has occurred or (b) Availability is less than the Trigger Period Threshold, and continuing, in either case, until the date upon which both (i) Availability has been equal to or greater than the Trigger Period Threshold at all times during the preceding sixty (60) consecutive day period, and (ii) no Event of Default has occurred and is continuing during such sixty (60) consecutive day period.
“Trigger Period Threshold” means, as of any date of determination, the greater of (a) $37,500,000 and (b) ten percent (10%) of the Line Cap then in effect.
“Type” means, with respect to a Loan, refers to whether such Loan is a Base Rate Loan or a Term SOFR Loan, and, with respect to a Borrowing, refers to whether such Borrowing is a Base Rate Borrowing or a Term SOFR Borrowing.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

Exhibit 10.1
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means, for any date of determination, Capital Expenditures (or any portion thereof) of Holdings and its Subsidiaries made in cash during the four (4) quarter period then ending (excluding Capital Expenditures to the extent financed from the proceeds of any Debt (other than the Revolving Credit Loans)); provided, that in no event shall the amount of Unfinanced Capital Expenditures for any period be less than zero.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each plan year, without regard to the averaging which may be allowed under Section 430(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
“Unreimbursed Amount” has the meaning set forth in Section 2.2(c)(i).
“U.S. Foreign HoldCo” means any Domestic Subsidiary substantially all the assets of which consist (directly or indirectly) of stock (or stock and securities) of one or more CFCs.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (a) for purposes of Sections 5.30 and 7.19 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) for all other purposes, any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.30.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).
“Withholding Agent” means each of the Loan Parties and Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Accounting Matters
.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial

Exhibit 10.1
ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 5.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing or anything to the contrary herein, (i) for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, Debt of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded and (ii) any lease that is treated as an operating lease for purposes of GAAP as of December 15, 2018 shall continue to be treated as an operating lease (and any future lease, if it were in effect on December 15, 2018, that would be treated as an operating lease for purposes of GAAP as of December 15, 2018 shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after December 15, 2018.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower Representative or the Required Lenders shall so request, Administrative Agent, Lenders and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Representative shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3    ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable Law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either the Borrower Representative or Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.
Section 1.4    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.5    Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any

Exhibit 10.1
reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be constructed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.
Section 1.6    Interpretative Provision. For purposes of Section 9.1, a breach of a Financial Covenant shall be deemed to have occurred as of any date of determination thereof by Holdings, Borrowers, or the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent.
Section 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).
Section 1.8    Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.
Section 1.9    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.10    Pro Forma Calculations. To the extent the Fixed Charge Coverage Ratio and/or Leverage Ratio of Holdings and its Subsidiaries are required under this Agreement to be calculated on a “pro forma basis” (but excluding, for the avoidance of doubt, for purposes of complying with the Financial Covenants pursuant to Section 8.1 and Section 8.2, which pro forma adjustments, if any, shall be limited to, and made in accordance with, the last sentence of Section 1.10), then for purposes of making any calculation with respect to such financial ratios required by this Agreement, such calculation shall be made in good faith as determined by Holdings and for the period of four fiscal quarters (or previous fiscal quarter in the case of any calculation of EBITDA) of Holdings most recently ended for which financial statements have been delivered in accordance with Section 6.1(a) or Section 6.1(b), as applicable, and such calculation shall be acceptable to the Administrative Agent in its sole discretion and factually supportable, as certified by a Responsible Officer of Holdings to the Administrative Agent (along with evidence supporting such pro forma calculation).
Notwithstanding anything to the contrary in the foregoing, for the purposes of calculating Net Income, EBITDA, Unfinanced Capital Expenditures and Fixed Charges for any period with respect to any determination of the Financial Covenants set forth in Section 8.1 and Section 8.2, if at any time during such period Holdings or any of its Subsidiaries shall have made any Material Disposition or Material Acquisition, Net Income, EBITDA, Unfinanced Capital Expenditures and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period; provided that the calculations of such pro forma adjustments are factually supportable and acceptable to the Administrative Agent in its reasonable discretion.
Notwithstanding the foregoing, solely for purposes of calculating EBITDA of Holdings and its Subsidiaries for the fiscal quarter ending June 30, 2026, upon the consummation of the Blanco Acquisition and so long as the Blanco Acquisition occurs on or prior to June 30, 2026, the parties agree that the EBITDA of Holdings and its Subsidiaries attributable solely to Blanco and its subsidiaries for such fiscal

Exhibit 10.1
quarter shall be deemed to equal $5,000,000 (and, for the avoidance of doubt, prior to giving effect to the annualization thereof pursuant to the definition of Annualized EBITDA).
Section 1.11    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including the selection of such rate and any related spread or other adjustment or whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.1    The Loans.
.
(a)    Revolving Credit Borrowings. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Credit Loan”) to Borrowers from time to time from the Closing Date until the Maturity Date in an aggregate principal amount for such Lender at any time outstanding up to but not exceeding the amount of such Lender’s Commitment, provided that the Revolving Credit Exposure of all Lenders shall not exceed the Line Cap then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrow Revolving Credit Loans hereunder.
(b)    Borrowing Procedure. Each Revolving Credit Borrowing, each conversion of a Borrowing from one Type to the other, and each continuation of a Term SOFR Borrowing shall be made upon the Borrower Representative’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of a Term SOFR Borrowing to a Base Rate Borrowing, and (ii) on the requested date of any Base Rate Borrowing. Each telephonic notice by the Borrower Representative pursuant to this Section 2.1(b) must be confirmed promptly by delivery to Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Each Borrowing of, conversion to or continuation of a Term SOFR Borrowing shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Except as provided in Sections 2.2(c) and 2.3(c),

Exhibit 10.1
each Borrowing of or conversion to a Base Rate Borrowing shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; provided that a Base Rate Borrowing may be in an amount equal to Availability. Each Borrowing Request (whether telephonic or written) shall specify (A) whether the Borrower Representative is requesting a Revolving Credit Borrowing, a conversion of Borrowings from one Type to the other, or a continuation of Borrowings, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Borrowings to be borrowed, converted or continued, (D) the Type of Borrowings to be borrowed or to which existing Borrowings are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative fails to specify a Type of Borrowing in a Borrowing Request or if the Borrower Representative fails to give a timely notice requesting a conversion or continuation, then the applicable Borrowing shall be made as, or converted to, a Base Rate Borrowing. Any such automatic conversion to Base Rate Borrowings shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Borrowing. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of a Term SOFR Borrowing in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(c)    Funding. Following receipt of a Borrowing Request, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower Representative, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Borrowing as described in Section 2.1(b). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Texas Capital Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by the Borrower Representative; provided, however, that if, on the date the Borrowing Request with respect to such Borrowing is given by the Borrower Representative, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(d)    Continuations and Conversions. Except as otherwise provided herein, a Term SOFR Borrowing may be continued or converted only on the last day of an Interest Period for such Term SOFR Borrowing. While an Event of Default has occurred and is continuing, (i) no Loans may be requested as, converted to or continued as Term SOFR Borrowings without the consent of the Required Lenders and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto. This Section shall not apply to Borrowings consisting of Swing Line Loans, which may not be converted or continued.
(e)    Notifications. Administrative Agent shall promptly notify the Borrower Representative and Lenders of the interest rate applicable to any Interest Period for Term SOFR Borrowings upon determination of such interest rate. At any time that Base Rate Borrowings are outstanding, Administrative Agent shall notify the Borrower Representative and Lenders of any change in Texas Capital Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(f)    Interest Periods. After giving effect to all Borrowings, all conversions of Borrowings from one Type to the other, and all continuations of Borrowings as the same Type,

Exhibit 10.1
there shall not be more than five (5) Interest Periods in effect with respect to Benchmark Rate Borrowings.
Section 2.2    Letters of Credit.
.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that immediately after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Revolving Credit Exposure of all Lenders shall not exceed the Line Cap in effect at such time, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower Representative for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    L/C Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.2(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date.
(iii)    L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain L/C Issuer from issuing the Letter of Credit, or any Law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Issuer shall prohibit, or request that L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which L/C Issuer in good faith deems material to it;
(B)    except as otherwise agreed by Administrative Agent and L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000;
(C)    the Letter of Credit is to be denominated in a currency other than Dollars;
(D)    any Lender is at that time a Defaulting Lender, unless L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to L/C Issuer (in its sole discretion) with Borrowers or such Lender to eliminate L/C

Exhibit 10.1
Issuer’s actual or potential Fronting Exposure (after giving effect to Section 11.21(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    L/C Issuer shall not amend any Letter of Credit if L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    L/C Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article 10 with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 10 included L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Closing Date. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by L/C Issuer, by personal delivery or by any other means acceptable to L/C Issuer. Such Letter of Credit Application must be received by L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as L/C Issuer may require. Additionally, the Borrower

Exhibit 10.1
Representative shall furnish to L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as L/C Issuer or Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, L/C Issuer will provide Administrative Agent with a copy thereof. Unless L/C Issuer has received written notice from Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower Representative so requests in any applicable Letter of Credit Application, L/C Issuer may, in its sole discretion, agree to issue an Auto-Extension Letter of Credit; provided that any such Auto-Extension Letter of Credit must permit L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by L/C Issuer, the Borrower Representative shall not be required to make a specific request to L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that L/C Issuer shall not permit any such extension (and the terms of the Auto-Extension Letter of Credit may permit L/C Issuer to refuse to extend such Letter of Credit) if (A) L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.2(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, L/C Issuer will also deliver to the Borrower Representative and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.

Exhibit 10.1
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, L/C Issuer shall notify the Borrower Representative and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrowers shall reimburse L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrowers fail to so reimburse L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrowers shall be deemed to have requested a Revolving Credit Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, subject to the amount of Availability and the conditions set forth in Section 4.2 (other than the delivery of a Borrowing Request). Any notice given by L/C Issuer or Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of L/C Issuer at Administrative Agent’s Principal Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan (or, if the conditions set forth in Section 4.2 are not satisfied, an L/C Borrowing as further described in clause (iii) below) to Borrowers in such amount. Administrative Agent shall remit the funds so received to L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, Borrowers shall be deemed to have incurred from L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Interest Rate. In such event, each Lender’s payment to Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.
(iv)    Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against L/C Issuer, Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s

Exhibit 10.1
obligation to make Revolving Credit Loans (but not its obligation to fund it pro rata share of L/C Advances) pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower Representative of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrowers to reimburse L/C Issuer for the amount of any payment made by L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to Administrative Agent for the account of L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), then, without limiting the other provisions of this Agreement, L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.2(c), if Administrative Agent receives for the account of L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.
(ii)    If any payment received by Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 11.23 (including pursuant to any settlement entered into by L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of Borrowers to reimburse L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

Exhibit 10.1
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by L/C Issuer of any requirement that exists for L/C Issuer’s protection and not the protection of a Borrower or any waiver by L/C Issuer which does not in fact materially prejudice such Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)    any payment by L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee

Exhibit 10.1
with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against L/C Issuer, and L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were directly caused by L/C Issuer’s willful misconduct or gross negligence or L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, L/C Issuer shall not be responsible to any Borrower for, and L/C Issuer’s rights and remedies against such Borrower shall not be impaired by, any action or inaction of L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or other Issuer Document chooses such Law or practice.
(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrowers shall pay directly to L/C Issuer for its own account a fronting fee at the rate per annum separately agreed between applicable Borrower and L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, Borrowers shall pay directly to L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

Exhibit 10.1
(i)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
Section 2.3    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to any Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (i) immediately after giving effect to any Swing Line Loan, (A) the Revolving Credit Exposure of all Lenders shall not exceed the Line Cap in effect at such time, and (B) except as provided above with respect to the Swing Line Lender, the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (ii) no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (iii) Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be in its sole discretion) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.3, prepay under Section 2.9(b), and reborrow under this Section 2.3. Each Swing Line Loan shall bear interest as a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Representative’s irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Swing Line Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Any telephonic request for a Swing Line Loan by the Borrower Representative shall be promptly confirmed by submission of a properly completed Swing Line Loan Request, signed by a Responsible Officer of the Borrower Representative, to Swing Line Lender and Administrative Agent, but failure to deliver a Swing Line Loan Request shall not be a defense to payment of any Swing Line Borrowing. Neither Swing Line Lender nor Administrative Agent shall have any liability to any Borrower for any loss or damage suffered by such Borrower as a result of Swing Line Lender’s or Administrative Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Swing Line Lender or Administrative Agent by such Borrower and neither Swing Line Lender nor Administrative Agent shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Request, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Request and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing

Exhibit 10.1
Line Lender has received notice (by telephone or in writing) from Administrative Agent prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.3(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(i)    Subject to the five (5) Business Day payment requirement in Section 2.8(a) for any outstanding Swing Line Loans, Swing Line Lender at any time in its sole discretion may request, on behalf of Borrowers (which hereby irrevocably authorize Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.1, subject to Availability and the conditions set forth in Section 4.2. Swing Line Lender shall furnish the Borrower Representative with a copy of the applicable Borrowing Request promptly after delivering such notice to Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of Swing Line Lender at Administrative Agent’s Principal Office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.3(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to Borrowers in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.3(c)(i), the request for Revolving Credit Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each Lender fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.3(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A

Exhibit 10.1
certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.3(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.3(c) is subject to Availability and the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Swing Line Lender.
(ii)    If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 11.23 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrowers for interest on the Swing Line Loans. Until each Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 2.3 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.
(f)    Payments to Swing Line Lender or Lenders. Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans to Administrative Agent for the account of Swing Line Lender or Lenders, as applicable.
(g)    Replacement of Swing Line Lender. The Swing Line Lender may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.8(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and

Exhibit 10.1
all previous Swing Line Lenders, as the context shall require. After the replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.
(h)    Resignation of Swing Line Lender. Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as the Swing Line Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, the Swing Line Lender shall be replaced in accordance with Section 2.3(g) above.
Section 2.4    Fees.
.
(a)    Fees. Borrowers agree to pay to Administrative Agent and any applicable Arranger, for the account of Administrative Agent, such Arranger and each Lender, as applicable, fees, in the amounts and on the dates set forth in any Fee Letter.
(b)    Letter of Credit Fees. Borrowers shall pay to Administrative Agent for the account of each Lender in accordance, subject to Section 11.21, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) equal to the Applicable Margin for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Letter of Credit Fees shall be (i) due and payable in arrears on the first day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance or renewal of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Term SOFR Loans during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin for Term SOFR Loan separately for each period during such quarter that such Applicable Margin for Term SOFR Loans was in effect. Notwithstanding anything to the contrary contained herein while any Event of Default is continuing, all Letter of Credit Fees shall accrue at the Default Interest Rate.
(c)    Commitment Fees. Borrowers agree to pay to Administrative Agent for the account of each Lender in accordance, subject to Section 11.21, with its Applicable Percentage a commitment fee on the daily average unused amount of the Commitment of such Lender for the period from and including the date of this Agreement to and including the Maturity Date (including at any time during which one or more of the conditions in Article 4 is not met), at a rate equal to the Applicable Margin applicable to commitment fees. For the purpose of calculating the commitment fee hereunder, the Commitment of each Lender shall be deemed utilized by the amount of all outstanding Revolving Credit Loans and L/C Obligations owing to such Lender whether directly or by participation. Accrued commitment fees shall be payable monthly in arrears on the first day of each and every calendar month during the term of this Agreement and on the Maturity Date.
Section 2.5    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments of principal, interest, and other amounts to be made by any Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent, L/C Issuer, or Swing Line Lender or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided herein.

Exhibit 10.1
Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Administrative Agent is hereby authorized upon notice to the Borrower Representative to charge the account of Borrowers maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender that such Lender will not make available to Administrative Agent such Lender’s share of a Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the interest rate applicable to the applicable Borrowing. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.
(c)    Payments by Borrowers; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to Administrative Agent for the account of L/C Issuer, Swing Line Lender or the applicable Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to L/C Issuer, Swing Line Lender or the applicable Lenders the amount due. In such event, if Borrowers have not in fact made such payment, then each of L/C Issuer, Swing Line Lender and the applicable Lenders, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to L/C Issuer, Swing Line Lender, or such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Cash Dominion. Subject to Section 6.12, during any Trigger Period, all funds credited to the Blocked Accounts shall be promptly applied by Administrative Agent

Exhibit 10.1
to the Obligations whether or not such Obligations shall have, by its terms, matured, such application to be made to principal or interest or expenses as Administrative Agent may elect; provided, however, Administrative Agent need not apply or give credit for any item included in such sums until one Business Day after the final collection thereof; provided, further, however, that Administrative Agent’s failure to so apply any such sums shall not be a waiver of Administrative Agent’s right to so apply such sums or any other sums at any time during a Trigger Period. Notwithstanding anything herein to the contrary, to the extent any funds credited to the Blocked Accounts constitute Net Cash Proceeds (i) from any Disposition not otherwise permitted by Section 7.8 or (ii) from the incurrence of any Debt not permitted by Section 7.1, the application of such Net Cash Proceeds shall be subject to Section 2.9(c).
Section 2.6    Evidence of Debt.
(a)    The Loans made by Swing Line Lender and each Lender shall be evidenced by one or more accounts or records maintained by Swing Line Lender or such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The Credit Extensions made by L/C Issuer shall be evidenced by one or more accounts or records maintained by L/C Issuer and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent, Swing Line Lender, L/C Issuer, and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to any Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by L/C Issuer, Swing Line Lender, or any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
Section 2.7    Cash Collateral.
(a)    Certain Credit Support Events. Subject to Section 11.21(a)(iv), if (i) L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) any Borrower shall be required to provide Cash Collateral pursuant to Section 9.2, Borrowers shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by Administrative Agent or L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount.
(b)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral, and all other Property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.7(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or

Exhibit 10.1
L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrowers will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Texas Capital Bank. Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.7 or Sections 2.2, 9.2 or 11.21 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto, including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.8(b)(vii)) or (ii) the determination by Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.8    Interest; Payment Terms.
(a)    Revolving Credit Loans – Payment of Principal and Interest; Revolving Nature. The unpaid principal amount of each Borrowing of the Revolving Credit Loans shall, subject to the following sentence and Section 2.8(e), bear interest at the Applicable Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Revolving Credit Loans shall be payable on each Payment Date and on the Maturity Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.8(e) shall be payable on demand. The then Outstanding Amount of the Revolving Credit Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. The then Outstanding Amount of the Swing Line Loans and all accrued but unpaid interest thereon shall be due and payable on the earlier of the Maturity Date and the fifth Business Day after such Swing Line Loan is made. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Lenders less the amount of principal payments made thereon by or for Borrowers, which balance may be endorsed on the Notes from time to time by Lenders or Swing Line Lender, as applicable, or otherwise noted in Lenders’, Swing Line Lender’s and/or Administrative Agent’s records, which notations shall be,

Exhibit 10.1
absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
(b)    Computation Period. Interest on the Loans and all other amounts payable by Borrowers hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate or to the extent such Loan bears interest based upon the Base Rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Unconditional Payment. Each Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
(d)    Partial or Incomplete Payments. Subject to Section 9.3, if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, Swing Line Loans, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal, Swing Line Loans and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or L/C Borrowings, as applicable, then due to such parties. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.
(e)    Default Interest Rate. For so long as any Event of Default has occurred and is continuing, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans (whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate, (ii) interest shall accrue on any past due amount (other than the Outstanding Amount of the Loans) at the Default Interest Rate and (iii) upon the request of the Required Lenders, interest shall accrue on the principal amount of all other outstanding Obligations

Exhibit 10.1
at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Each Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.
(f)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.9    Voluntary Termination or Reduction of Commitments; Prepayments .
(a)    Voluntary Termination or Reduction of Commitments. The Borrower Representative may, upon written notice to Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower Representative shall not terminate or reduce the Commitments if, immediately after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Lenders would exceed the Line Cap in effect at such time and (iv) if, immediately after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify Lenders of any such notice of termination or reduction of the Commitments. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
(b)    Voluntary Prepayments. Subject to the conditions set forth below, Borrowers shall have the right, at any time and from time to time upon at least three (3) Business Days prior written notice to Administrative Agent (and, in the case of prepayment of the Swing Line Loans, the Swing Line Lender), to prepay the principal of the Revolving Credit Loans or the Swing Line Loans in full or in part. If there is a prepayment of all or any portion of the principal of the Revolving Credit Loans or the Swing Line Loans on or before the Maturity Date, whether voluntary or because of acceleration or otherwise, such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.
(c)    Mandatory Prepayment of Revolving Credit Facility. Borrowers shall make a prepayment of the Revolving Credit Loans or the Swing Line Loans upon the occurrence of any of the following:
(i)    If at any time the Revolving Credit Exposure of the Lenders exceeds the Line Cap in effect at such time, then Borrowers shall immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Lenders, and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.9(c) unless after the prepayment in full of the Revolving Credit

Exhibit 10.1
Loans and Swing Line Loans the Revolving Credit Exposure of the Lenders exceeds the Line Cap in effect at such time.
(ii)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from a Disposition not permitted by Section 7.8, the Borrowers shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds.
(iii)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from the incurrence of any Debt not permitted by Section 7.1, the Borrowers shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds.
Each prepayment required by this Section 2.9(c) shall be applied, first, to any Swing Line Loans then outstanding, second, to any Base Rate Borrowings then outstanding, and, third, to any Term SOFR Borrowings then outstanding, and if more than one (1) Term SOFR Borrowing is then outstanding, to such Term SOFR Borrowings in such order as the Borrower Representative may direct, or if the Borrower Representative fails to so direct, as Administrative Agent shall elect.
Section 2.10    Uncommitted Increase in Revolving Credit Commitments.
(a)    Request for Increase. Provided no Event of Default has occurred and is continuing, upon notice to Administrative Agent (which shall promptly notify the Lenders), commencing after the Fifth Amendment Effective Date, Borrowers may from time to time, request an increase in the aggregate Commitments by an additional amount not to exceed $100,000,000; provided that (i) the aggregate Commitments of the Lenders shall not exceed $600,000,000 after giving effect to all such increases implemented pursuant to this Section 2.10, (ii) any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as may be agreed to by the Administrative Agent in its sole discretion), and (iii) Borrowers may make a maximum of three such requests after the Fifth Amendment Effective Date. To achieve the full amount of a requested increase, and subject to the approval of Administrative Agent and L/C Issuer, Borrowers may (A) request that one or more Lenders increase their Commitment, (B) invite all Lenders to increase their respective Commitment, and/or (C) invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.
(b)    Notification by Administrative Agent; Additional Revolving Credit Lenders. In the event the Borrowers invite all Lenders to increase their respective Commitment, then at the time of sending such notice, Borrowers (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Administrative Agent shall notify Borrowers and each Lender of the Lenders’ responses to each request made hereunder.
(c)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, Administrative Agent and Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase among the Lenders providing such increase. Administrative Agent shall promptly notify Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrowers shall deliver to Administrative Agent a certificate of each Loan Party

Exhibit 10.1
dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, in each case in form and substance satisfactory to Administrative Agent, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects as of such earlier date after giving effect to such qualification), and except that for purposes of this Section 2.10, the representations and warranties contained in Section 5.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, (B) no Default has occurred and is continuing and (C) the Borrowers are in pro forma compliance with the financial covenants contained in Section 8.1 and Section 8.2. Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(e)    Pro Rata Treatment; Etc. On the Increase Effective Date, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Credit Loans, and Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Credit Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Administrative Agent, in order to effect such reallocation and (ii) Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Credit Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.1(b)). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to the provisions of Section 3.5 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.1 to reflect such increase or addition and shall distribute such revised Schedule 2.1 to each of the Lenders and the Borrowers, whereupon such revised Schedule 2.1 shall replace the old Schedule 2.1 and become part of this Agreement
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.10 or Section 11.22 to the contrary.
Section 2.11    Cash Collateral Blocked Accounts. Subject to Section 6.12, each Borrower shall establish with Administrative Agent or any banks acceptable to Administrative Agent, certain lockboxes and blocked accounts as agreed upon by the Administrative Agent (collectively “Blocked Accounts”), for

Exhibit 10.1
the benefit of Administrative Agent, for the deposit of all receipts and collections in accordance with Section 2.12 hereof, pursuant to executed Deposit Account Control Agreements in form and substance satisfactory to Administrative Agent, in its reasonable discretion. All receipts and collections deposited in such Blocked Accounts shall be pledged to Administrative Agent, for the benefit of the Secured Parties, and, pursuant to Section 2.5(d), forwarded on a daily basis to an account held by Administrative Agent during a Trigger Period. During a Trigger Period, proceeds received from such Blocked Accounts shall be applied against any Obligations owing by any Borrower to the Lenders and shall be applied in accordance with Section 2.5(d) hereof. Only Administrative Agent shall have the right to direct withdrawals from such Blocked Accounts. Except as otherwise agreed to by Administrative Agent, each bank at which any such Blocked Account is maintained shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. Borrowers shall pay all fees and charges as may be required by any depository in which such Blocked Accounts are opened. Subject to Section 6.12, each Borrower shall, contemporaneously with the execution of this Agreement, provide Administrative Agent with the duly executed Deposit Account Control Agreements related to such Blocked Accounts. Subject to Section 6.12, each Borrower covenants and agrees to notify all of its customers and account debtors in writing on or before the date set forth in Section 6.12 directing such customers and account debtors to forward all current and future remittances and/or payments owed to such Borrower to the Blocked Accounts. All of the Loan Parties’ deposit accounts as of the Closing Date are set forth in Schedule 2.11.
Section 2.12    Collection of Accounts.
(a)    All receipts of cash, cash equivalents, checks, credit card receipts, drafts, instruments, and other items of payment arising out of the sale of inventory or other Property of the Loan Parties or the creation of accounts receivable, including without limitation, insurance proceeds and tax refunds (referred to as “Receipts”), and all Property of the Loan Parties in which Administrative Agent has a security interest or Lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by such Loan Party for Administrative Agent until so deposited.
(b)    In the event, notwithstanding the provisions of this Section, any Loan Party receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Property of the Loan Parties in which Administrative Agent has a security interest or Lien, such Receipts, proceeds, and collections shall be held in trust by such Loan Party for Administrative Agent and shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party other than a Blocked Account.
Section 2.13    Appointment of Borrower Representative.
(a)    Each Borrower hereby irrevocably appoints and constitutes Holdings (in such capacity, the “Borrower Representative”) as its agent to request and receive the proceeds of any Loan, Letter of Credit or any other extension of credit hereunder (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents) from the Lenders in the name or on behalf of each such Borrower. The Lenders may disburse such proceeds only to a bank account of a Borrower without notice to any other Borrower or any other Loan Party.
(b)    Each Loan Party hereby irrevocably appoints and constitutes the Borrower Representative as its agent to (i) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents; (ii) execute and deliver Borrowing Base Reports and all other notices, certificates and documents to be executed and/or delivered by any Loan Party under this Agreement or the other Loan Documents; and (iii) otherwise act on behalf of such Loan Party pursuant to this Agreement and the other Loan Documents.
(c)    The authorizations contained in this Section 2.13 are coupled with an interest and shall be irrevocable, and the Lenders may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower

Exhibit 10.1
Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by such Borrower or such Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Parties to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Loan Party from obligations in respect of such writing.
(d)    No purported termination of the appointment of the Borrower Representative as agent shall be effective without the prior written consent of Administrative Agent.
(e)    Any notice given by or to the Borrower Representative hereunder shall constitute and be deemed to be notice given by or to all Borrowers, jointly and severally. Notice given by Administrative Agent to the Borrower Representative hereunder or pursuant to any other Loan Documents in accordance with the terms hereof or thereof shall constitute notice to all Borrowers. The knowledge of any Borrower shall be imputed to all Borrowers and any consent by the Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrowers.
(f)    The Borrower Representative hereby accepts the appointment by each Loan Party to act as the agent of the Loan Parties pursuant to this Section 2.13. The Borrower Representative shall ensure that the disbursement of any Loans, the issuance of any Letters of Credit or other extension of credit hereunder to each Borrower requested by or paid to or for the account of such Borrower shall be paid to or for the account of such Borrower.
Section 2.14    Joint and Several Liability. The Borrowers shall be jointly and severally liable for all Obligations due to the Secured Parties under this Agreement, regardless of which Borrower actually receives any Loans, Letters of Credit or other extensions of credit hereunder or the amount of such Loans or Letters of Credit received or the manner in which Administrative Agent accounts for such Loans, Letters of Credit or other extensions of credit on its books and records. The Obligations with respect to the Loans and Letters of Credit or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, shall be primary obligations of all the Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any other Loan Party or any other security therefor, or the absence of any other action to enforce the same, (c) the failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers and the other Loan Parties, (d) the election of Administrative Agent or any other Secured Party in any proceeding instituted under any bankruptcy, insolvency or other Debtor Relief Law or of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States, (e) the disallowance of all or any portion of the claim(s) of the Secured Parties for the repayment of the Obligations of the other Borrowers and other Loan Parties under Section 502 of the Bankruptcy Code of the United States, or (f) any other circumstances which might constitute a legal or equitable discharge or defense of any obligor. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Secured Parties now have or may hereafter have against the Borrowers and the other Loan Parties, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Secured Parties. Upon any Event of Default and for so long as the same is continuing, Administrative Agent may proceed directly and at once, without notice, against any Borrower or any Guarantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any

Exhibit 10.1
security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or any other Loan Party against or in payment of any or all of the Obligations.
Section 2.15    Bank Products. Each Lender or Affiliate thereof providing Bank Products for, or having Hedge Agreements with, any Loan Party shall deliver to Administrative Agent, promptly after entering into such Bank Product or Hedge Agreements, written notice setting forth the aggregate amount of all Bank Product Obligations of such Loan Party thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). For the avoidance of doubt, so long as Texas Capital Bank or its Affiliate is the Administrative Agent, neither Texas Capital Bank nor any of its Affiliates providing Bank Products for, or having Hedge Agreements with, any Loan Party shall be required to provide any notice described in this Section 2.15 in respect of such Bank Products or Hedge Agreements.

ARTICLE 3.
TAXES, YIELD PROTECTION AND INDEMNITY

Section 3.1    Increased Costs
.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Term SOFR);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by such Lender or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such

Exhibit 10.1
Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to the Borrower Representative, shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) -month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.2    Illegality. If any Lender determines that any Law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower Representative through Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
Section 3.3    Changed Circumstances; Benchmark Replacement.
.
(a)    Changed Circumstances. Subject to clause (b) below, if prior to the commencement of any Interest Period for any Benchmark Rate Borrowing,
(i)    Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) in connection with any request for a Benchmark Rate Loan or a conversion to or continuation thereof or otherwise, that for any reason adequate and reasonable means do not exist for determining the applicable Benchmark for any

Exhibit 10.1
requested Interest Period with respect to a proposed Benchmark Rate Loan or in connection with an existing or proposed Base Rate Borrowing (provided that no Benchmark Transition Event shall have occurred at such time); or
(ii)    Administrative Agent is advised by the Required Lenders that the applicable Benchmark for any requested Interest Period with respect to a proposed Benchmark Rate Loan will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Benchmark Rate Loans included in such Borrowing for such Interest Period, then Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Benchmark Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Benchmark rate component of the Base Rate, the utilization of the Benchmark rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Benchmark Rate Borrowings or, failing that, will be deemed to have converted such request into a request for a Base Rate Borrowing in the amount specified therein.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower Representative and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (D) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence

Exhibit 10.1
or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any pending request for a Benchmark Rate Borrowing of, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 3.4    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “applicable Law” includes FATCA.
(b)    Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

Exhibit 10.1
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.4, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and Administrative Agent, at the time or times reasonably requested by the Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or Administrative Agent as will enable the Borrower Representative or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,

Exhibit 10.1
(A)    any Lender that is a U.S. Person shall deliver to the Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W‑8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable); or (4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W‑8BEN‑E, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G‑2 or Exhibit G‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Representative or

Exhibit 10.1
Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or Administrative Agent as may be necessary for the Borrower Representative and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.5    Compensation for Losses. Upon written demand of any Lender (with a copy to Administrative Agent) from time to time, Borrowers shall compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

Exhibit 10.1
(b)    any failure by Borrowers (for a reason other than the failure of such Lender to lend any Loan other than a Base Rate Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Representative; or
(c)    any assignment of a Loan other than a Base Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Representative pursuant to Section 3.6(b);
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent demonstrable error. Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 3.6    Mitigation of Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of the Borrower Representative) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrowers shall have paid to Administrative Agent the assignment fee (if any) specified in Section 11.8;
(ii)    such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and

Exhibit 10.1
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.
Section 3.7    Survival. All of the obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

ARTICLE 4.
CONDITIONS PRECEDENT
Section 4.1    Closing Date. The amendment and restatement of the Existing Credit Agreement by this Agreement is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) as of the Closing Date, in form and substance reasonably satisfactory to Administrative Agent:
(a)    Credit Agreement. Executed counterparts of this Agreement executed by Administrative Agent, the Lenders, Swing Line Lender, L/C Issuer and each Loan Party;
(b)    Resolutions. Resolutions of the board of directors (or other governing body) of each Loan Party that is not a natural Person certified by a Responsible Officer or other custodian of records of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(c)    Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Loan Party that is not a natural Person certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which each Loan Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(d)    Certificate Regarding Consents and Approvals. A certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;
(e)    Closing Certificate. A certificate signed by a Responsible Officer of the Borrower Representative certifying (i) that on the Closing Date and immediately after giving effect to this Agreement and any Credit Extension on the Closing Date, (A) no Default or Event of Default has occurred and is continuing, (B) all representations and warranties made by any Loan Party contained herein or in any other Loan Document shall be true and correct and (C) no Material Adverse Effect shall have occurred and no circumstance shall exist that could reasonably be expected to have a Material Adverse Effect and (ii) that attached to such certificate is a true, accurate and complete copy of the Subordinated Debt Documents, if any, including any amendments and supplements thereto;
(f)    Solvency Certificate. A solvency certificate signed by the chief financial officer of Holdings;
(g)    Perfection Certificate. The Perfection Certificate signed by a Responsible Officer of each Loan Party;

Exhibit 10.1
(h)    Constituent Documents. The Constituent Documents and all amendments thereto for each Loan Party that is not a natural Person, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of each Loan Party, and all such Constituent Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to Administrative Agent;
(i)    Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Loan Party that is not a natural Person as to the existence and good standing of each Loan Party that is not a natural Person, each dated within thirty (30) days prior to the date hereof;
(j)    Notes. The Notes (or amendment and restatement of such Notes, as the case may be) executed by Borrowers in favor of each Lender requesting Notes (or amendment and restatement of such Notes, as the case may be);
(k)    Security Agreement. The Security Agreement executed by Borrowers and the other Loan Parties;
(l)    Borrowing Base Report. Borrowing Base Report which calculates the Borrowing Base as of a date specified by Administrative Agent prior to or on the Closing Date with customary supporting schedules and documentation;
(m)    Third-Party Field Examinations. Such third-party field examinations and audits of the Borrowers’ Accounts, Inventory (including, without limitation, the compressor fleet and related Compressor Components), related working capital matters and of the Borrowers’ related data processing and other systems and such other information or materials as Administrative Agent shall include within the scope of such third-party field examinations and audits, the results of which shall be satisfactory to Administrative Agent in its sole discretion;
(n)    Third-Party Appraisals. Such third-party asset appraisals of each Borrowers’ Inventory (including, without limitation, the compressor fleet), which third-party appraisal shall be in form and substance satisfactory to Administrative Agent in its sole discretion;
(o)    Lien Searches; Lien Releases. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against each Loan Party in the appropriate filing offices, such search to be as of a recent date reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence satisfactory to it (including mortgage releases and UCC-3 financing statement terminations, as applicable) that all Liens on the Equity Interests of the Loan Parties and the Properties of the Loan Parties have been released or terminated, subject only to the filing of applicable terminations and releases and Permitted Liens.
(p)    Opinion of Counsel. Signed favorable legal opinions of Jones & Keller P.C., legal counsel to the Loan Parties covering such matters as the Administrative Agent may reasonably request;
(q)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent invoiced, shall have been paid in full by Borrowers;
(r)    Financial Statements. The financial statements set forth in Section 5.2;
(s)    Projections. Forecasts prepared by management of Holdings, in form and substance satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cashflows of Holdings and its Subsidiaries on a monthly basis for the fiscal year ending December 31, 2023.

Exhibit 10.1
(t)    KYC Information; Beneficial Ownership. Each Loan Party shall have provided to Administrative Agent and the Lenders (i) the documentation and other information requested by Administrative Agent as it deems necessary in order to comply with requirements of any anti-money laundering Laws, including, without limitation, the Patriot Act and any applicable “know your customer” rules and regulations and (ii) at least three (3) Business Days prior to the Closing Date, any Borrower that qualified as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower;
(u)    Minimum Availability. Evidence that, after giving effect to the initial Credit Extension hereunder, Availability shall be at least $50,000,000;
(v)    Legal Due Diligence. Administrative Agent and its counsel shall have completed all legal due diligence (including review of any material agreements disclosed on Schedule 5.26), the results of which shall be satisfactory to Administrative Agent in its sole discretion.
(w)    Closing Fees. Evidence that (i) all fees required to be paid to Administrative Agent and TCBI Securities, Inc., in its capacity as an Arranger, on or before the Closing Date have been paid, and (ii) all fees required to be paid to the Lenders on or before the Closing Date have been paid; and
(x)    Additional Documentation. Administrative Agent shall have received such additional approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request.
For purposes of determining compliance with the conditions set forth in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.2    All Extensions of Credit. The obligation of Lenders to make any Credit Extension (other than with respect to the deemed issuance of the Existing Letters of Credit) hereunder (including any Credit Extension on the Closing Date) is subject to the following additional conditions precedent:
(a)    Request for Credit Extension. Administrative Agent shall have received in accordance with this Agreement, as the case may be, a Borrowing Request, Letter of Credit Application, or Swing Line Loan Request, as applicable, pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of the Borrower Representative;
(b)    No Default. No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;
(c)    No Material Adverse Effect. No Material Adverse Effect shall have occurred and no circumstance shall exist that could reasonably be expected to have a Material Adverse Effect;
(d)    Representations and Warranties. All of the representations and warranties of each Borrower and each other Loan Party contained in Article 5 and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Borrowing, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Borrowing, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 5.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), respectively; and

Exhibit 10.1
(e)    Availability Under Revolving Credit Facility. With respect to any request for a Credit Extension under the Commitments, immediately after giving effect to the Credit Extension so requested, the total Revolving Credit Exposure of the Lenders shall not exceed the Line Cap in effect as of the date of such Credit Extension. Each Credit Extension hereunder shall be deemed to be a representation and warranty by each Borrower that the conditions specified in this Section 4.2 have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement, and to make Credit Extensions hereunder, each Loan Party represents and warrants to Administrative Agent and Lenders that:
Section 5.1    Entity Existence. Each Loan Party and each Subsidiary thereof (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 5.2    Financial Statements; Etc. The Borrower Representative has delivered to Administrative Agent (a) audited consolidated financial statements of Holdings and its Subsidiaries as of and for the fiscal year ended December 31, 2021 and (b) unaudited consolidated financial statements of Holdings and its Subsidiaries as of and for the fiscal quarters ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Holdings and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Holdings nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Effect and no circumstance which could reasonably be expected to result in a Material Adverse Effect has occurred since the date of the most recent audited financial statements referred to in this Section 5.2. All projections delivered by Holdings or the Borrower Representative to Administrative Agent and Lenders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and Lenders and all such assumptions are disclosed in the projections. Other than the Debt listed on Schedule 7.1 and Debt otherwise permitted by Section 7.1, Holdings and each Subsidiary have no Debt.
Section 5.3    Action; No Breach. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person (if such Person is not a natural person), (ii) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could reasonably be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument which could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

Exhibit 10.1
Section 5.4    Operation of Business. Each Loan Party and its Subsidiaries possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and, to the knowledge of the Loan Parties, no Loan Party or any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect.
Section 5.5    Litigation and Judgments. Except as specifically disclosed in Schedule 5.5, as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries or against any of their Properties that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against any Loan Party or any of its Subsidiaries. Since the date hereof, to the knowledge of the Loan Parties, there has been no adverse change in the status of any matter set forth on Schedule 5.5 that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of a Material Adverse Effect resulting therefrom.
Section 5.6    Rights in Properties; Liens.
(a)    Each Loan Party and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the financial statements described in Section 5.2, and none of the Properties of any Loan Party or any of its Subsidiaries is subject to any Lien, except Permitted Liens.
(b)    Schedule 5.6(b) sets forth a complete and accurate list of all real Property owned by each Loan Party and each of its Subsidiaries on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Each Loan Party and each of its Subsidiaries has good, indefeasible and insurable fee simple title to the real Property owned by such Loan Party or such Subsidiary, subject to Permitted Liens and easements, rights of way and restrictions of record.
(c)    Schedule 5.6(c) sets forth a complete and accurate list of all Leases under which any Loan Party or any of its Subsidiaries is the lessee on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such Lease is a legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except to the extent agreed to by Administrative Agent, each Loan Party has provided Administrative Agent with Collateral Access Agreements with respect to all real estate Leases, each of which Collateral Access Agreements has been duly executed by the landlord or such landlord’s duly authorized representative (as set forth on Schedule 5.6(c)) and each of which Collateral Access Agreements is, to the actual knowledge of each Loan Party, fully enforceable under the terms and conditions of the Leases and applicable state, local or municipal law; provided that to the extent a Collateral Access Agreement has not been provided for such location, a Rent Reserve for rent, charges and other amounts due or to become due with respect to such Lease may be established by Administrative Agent in its Permitted Discretion.
Section 5.7    Enforceability. This Agreement constitutes, and the other Loan Documents to which any Loan Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws.
Section 5.8    Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party (other than filings and registrations to perfect Liens) is or

Exhibit 10.1
will be necessary for the execution, delivery, or performance by any Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 5.9    Taxes. Each Loan Party and its Subsidiaries has filed on a timely basis all Tax Returns required to be filed, including all income, franchise, employment, Property, and sales Tax Returns. To the knowledge of the Loan Parties, each such Tax Return is true, correct and complete in all respects. Each Loan Party and its Subsidiaries has paid all of its respective liabilities for Taxes, assessments, governmental charges, and other levies that are due and payable (whether or not shown on any Tax Return), other than Taxes, if any, set forth on Schedule 5.9, the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Each Loan Party knows of no pending investigation of any Loan Party or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of any Loan Party or any of its Subsidiaries. No claim has ever been made or, to the actual knowledge of the Loan Parties, is expected to be made by any Governmental Authority in a jurisdiction where any Loan Party or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Each Loan Party and its Subsidiaries has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of each Loan Party or its Subsidiaries or for which each Loan Party or its Subsidiaries may be liable. No Loan Party or any Subsidiary thereof is, or has been party to any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes.
Section 5.10    Use of Proceeds; Margin Securities. The proceeds of the Revolving Credit Borrowings shall be used by Borrowers for working capital in the ordinary course of business, capital expenditures and other general corporate purposes. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or Administrative Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.
Section 5.11    ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of each Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Multiemployer Plan that could be reasonably expected to have a Material Adverse Effect. No ERISA Event has occurred, and no Loan Party is aware of any facts, events or circumstances that, either individually or in the aggregate, could in each case reasonably be expected to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability. No Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan. No

Exhibit 10.1
Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 5.12    Disclosure.
(a)    No statement, information, report, representation, or warranty made by any Loan Party in this Agreement or in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party which could reasonably be expected to have a Material Adverse Effect, or which might in the future could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Administrative Agent and each Lender.
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 5.13    Subsidiaries. No Loan Party has any Subsidiaries other than those listed on Schedule 5.13 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed or acquired in compliance with Section 6.13 and to the extent permitted to be acquired by this Agreement) and Schedule 5.13 sets forth the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Loan Party’s ownership interest in such Subsidiary. All of the outstanding capital stock or other Equity Interests of each Subsidiary described on Schedule 5.13 have been validly issued, are fully paid, and are nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of any Loan Party or any Subsidiary except for options granted to employees of Holdings. As of the Closing Date, there are no Excluded Subsidiaries other than those listed on Schedule 5.13.
Section 5.14    Agreements. No Loan Party nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.15    Compliance with Laws. No Loan Party nor any of its Subsidiaries is in violation of any Law, rule, regulation, order, or decree of any Governmental Authority or arbitrator where such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.16    Inventory. All Inventory of each Loan Party and its Subsidiaries has been and will hereafter be produced or maintained in compliance with all applicable Laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).
Section 5.17    Regulated Entities. No Loan Party nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents. No Loan Party is an Affected Financial Institution.
Section 5.18    Environmental Matters.
(a)    To the actual knowledge of the Loan Parties, each Loan Party and its Subsidiaries, and all of their respective Properties, assets, and operations, are in compliance with all Environmental Laws. No Loan Party is aware of, nor has any Loan Party received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of each Loan Party and its Subsidiaries with all Environmental Laws;

Exhibit 10.1
(b)    Each Loan Party and its Subsidiaries has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Loan Party and its Subsidiaries are in compliance with all of the terms and conditions of such permits;
(c)    To the actual knowledge of the Loan Parties, no Hazardous Materials exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or Released from, any of the Properties or assets of any Loan Party or any of its Subsidiaries in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws. The use which each Loan Party and its Subsidiaries make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;
(d)    No Loan Party or any of its Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to the actual knowledge of the Loan Parties, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) any failure to comply with Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;
(e)    To the actual knowledge of the Loan Parties, there are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Loan Party or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;
(f)    No Loan Party nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state Law. Each Loan Party and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;
(g)    No Loan Party nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and
(h)    No Lien arising under any Environmental Law has attached to any Property or revenues of any Loan Party or any of its Subsidiaries.
Section 5.19    Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.20    Anti-Corruption Laws; Sanctions; Etc.
.
(a)    No Loan Party, Subsidiary, Affiliate of any Loan Party or, to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of a Loan Party or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or Controlled by any person that: (i) is a Sanctioned Person or is currently the subject or target of any Sanctions, or (ii) is located, organized or resident, or has assets, in a Sanctioned Country.
(b)    The Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Loan Parties, the agents of the Loan Parties and their Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law, in all material respects. Each Loan Party and its Subsidiaries have instituted and maintain policies and procedures designed to promote and

Exhibit 10.1
achieve continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.
Section 5.21    Patriot Act. The Loan Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state Laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”).
Section 5.22    Insurance. The Properties of each Loan Party and its Subsidiaries are insured with, to the actual knowledge of the Loan Parties, financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Loan Party or the applicable Subsidiary operates. Any Properties of each Loan Party and its Subsidiaries that are located at a customer job location shall be insured by the applicable customer in the ordinary course of such Loan Party or Subsidiary’s business.
Section 5.23    Solvency. After giving effect to the transactions contemplated hereby (including each Credit Extension hereunder), (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate liabilities of the Loan Parties on a consolidated basis, as their liabilities become absolute and mature, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, liabilities beyond its ability to pay such liabilities (after taking into account the timing and amounts of cash to be received by each of the Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such liabilities become absolute and mature, and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 5.24    Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.
Section 5.25    Labor Matters. There are no labor controversies pending, or to the best knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
Section 5.26    Material Agreements. Schedule 5.26 sets forth a complete and correct list of all agreements in effect or to be in effect on the Closing Date and on the date of each update thereof required hereunder, to the extent that a default, breach, termination or other impairment thereof could reasonably be expected to have a Material Adverse Effect.
Section 5.27    Additional Representations of Guarantors. Each Guarantor (a) has received, or will receive, direct or indirect benefit from the making of the Guaranty and the Obligations, and (b) is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrowers and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Obligations, but such Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide the Guaranty. Each Guarantor confirms that neither Administrative Agent, any Lender, any other Guarantor, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement and provide the Guaranty.
Section 5.29    Qualified ECP Guarantor. Holdings is a Qualified ECP Guarantor.
Section 5.29    Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the

Exhibit 10.1
execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 5.30    Outbound Investment Rules. No Loan Party nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Loan Party nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or Subsidiary were a U.S. Person or (c) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.

ARTICLE 6.
AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit is outstanding or any Lender has any Commitment hereunder:
Section 6.1    Reporting Requirements. Borrowers will furnish, or cause to be furnished, to Administrative Agent (with copies for each Lender upon Administrative Agent’s request):
(a)    Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Holdings (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act)), beginning with the fiscal year ended December 31, 2022, a copy of the annual audit report of Holdings and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ham, Langston & Brezina, LLP or any other independent certified public accountants of recognized standing acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP, consistent with the audited financial statements for the 2021 fiscal year delivered to Administrative Agent and containing no material qualifications or limitations on scope;
(b)    Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act)) after the last day of each fiscal quarter, beginning with the fiscal quarter ended March 31, 2023, a copy of an unaudited financial report of Holdings and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated (and consolidating, if requested by Administrative Agent) basis, respectively, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form and figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Holdings to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Holdings and its Subsidiaries, on a consolidated (and consolidating, if requested by Administrative Agent) basis, as of the dates and for the periods indicated therein;
(c)    Borrowing Base Report. As soon as available, and in any event within twenty-five (25) days after the last day of each fiscal month, a Borrowing Base Report, calculating the

Exhibit 10.1
Borrowing Base and reflecting the components of the Borrowing Base, including (i) Eligible Accounts of each of the Loan Parties as of the end of the preceding month and calculating the advance amounts based thereon, (ii) Eligible Inventory, Eligible Compressors and Eligible New Compressor Fleet of each of the Loan Parties as of the end of the preceding month and calculating the advance amounts based thereon, and (iii) such worksheets detailing the Accounts excluded from Eligible Accounts and Inventory (including Compressor Units and Compressor Components) excluded from Eligible Inventory, Eligible Compressors and Eligible New Compressor Fleet and the reason for such exclusion; provided that if a Specified Reporting Period is in effect, a Borrowing Base Report and related documentation on or before the third (3rd) Business Day of each week, and such report shall also reflect the amount of sales and receipts of the Loan Parties during the preceding period and such other information as Administrative Agent may reasonably request;
(d)    Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(b) (other than, in the case of Section 6.1(b), the financial statements delivered for the fourth fiscal quarter of any fiscal year), a Compliance Certificate (i) certifying, in the case of such financial statements delivered under Sections 6.1(a) and 6.1(b), as applicable, that such statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) stating that to the best of the knowledge of the Responsible Officer executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (iii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 8 and calculation of the Leverage Ratio for purposes of calculating the Applicable Margin, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 6.1(a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) containing such other certifications set forth therein. For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) or (b) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (d) with respect to such financial statements; however, such deemed certificate shall not excuse or be construed as a waiver of Holdings’ obligation to deliver the required Compliance Certificate;
(e)    Projections. Commencing with respect to the fiscal year ending December 31, 2023, as soon as available, but in any event not earlier than thirty (30) days before and not later than forty-five (45) days after the end of each fiscal year of Holdings, forecasts prepared by management of Holdings, in form and substance satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cashflows of Holdings and its Subsidiaries on a monthly basis for the immediately following fiscal year; (f)    Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Loan Party or any of its Subsidiaries which, if determined adversely to such Loan Party or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;
(g)    Notice of Default. As soon as possible and in any event within five (5) days after any Loan Party has knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the applicable Loan Party has taken and proposes to take with respect thereto;
(h)    ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as

Exhibit 10.1
possible and in any event within five (5) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, a certificate of the chief financial officer or other Responsible Officer of the applicable Loan Party setting forth the details as to such ERISA Event or Prohibited Transaction and the action that the applicable Loan Party proposes to take with respect thereto; annually, a copy of the notice described in Section 101(f) of ERISA that any Loan Party or ERISA Affiliate files or receives with respect to a Plan or Multiemployer Plan;
(i)    Updates to Security Document Schedules. Upon Administrative Agent’s written request, at the time of delivery of the Compliance Certificate delivered in connection with the applicable financial statements pursuant to Sections 6.1(a) and 6.1(b), updates to all Schedules to the Security Documents to the extent that information contained in such Schedules has become inaccurate or incomplete since delivery thereof and such Schedules are required to be updated from time to time pursuant to the terms of the applicable Security Document; provided, however, the Loan Parties shall not be required to update such Schedules more than once in any twelve (12) month period absent an Event of Default that is continuing;
(j)    Insurance. Upon Administrative Agent’s request, at the time of delivery of the Compliance Certificate delivered in connection with the annual financial statements pursuant to Section 6.1(a), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as Administrative Agent, or any Lender through Administrative Agent, may reasonably specify;
(k)    Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after any Loan Party has knowledge of the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;
(l)    Inventory Report. As soon as available, and in any event within twenty-five (25) days (or earlier if a Specified Reporting Period is in effect) after the end of each fiscal month, an Inventory report, in form and detail as Administrative Agent shall reasonably require, certified by a Responsible Officer of the Borrower Representative, reconciling such Inventory report with the Borrowing Base Report;
(m)    Account Agings. As soon as available and in any event within twenty-five (25) days (or earlier if a Specified Reporting Period is in effect) after the end of each fiscal month, consolidated and consolidating agings of all accounts payable and accounts receivable of the Borrowers (the “Account Agings”) showing each such account which is current and each such account which is thirty (30), sixty (60), ninety (90), and over ninety (90) days past invoice date and, with respect to accounts receivable, reconciling such aging with the Borrowing Base Reports;
(n)    Monthly Customer Statements. If requested by Administrative Agent, as soon as available and in any event within twenty-five (25) days (or earlier to the extent available and a Specified Reporting Period is then in effect) after the end of each fiscal month, monthly customer statements of the Borrowers;
(o)    Notice of Certain Changes. Promptly, (i) notice of any material change in the business conducted or otherwise permitted under this Agreement by any Loan Party or any of its Subsidiaries, (ii) copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of any Loan Party or any of its Subsidiaries and (iii) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(p)    Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Holdings or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Holdings or any of its Subsidiaries;
(q)    General Information. Promptly, such other information concerning any Loan Party, any of its Subsidiaries or any of their respective Properties as Administrative Agent, or any

Exhibit 10.1
Lender through Administrative Agent, may from time to time request, including, without limitation, any certification or other evidence Administrative Agent requests in order for it to (i) comply with any applicable federal or state Laws or regulations (including, but not limited to, information about the ownership and management of any Loan Party), (ii) confirm compliance by any Loan Party with all Anti-Terrorism Laws, and (iii) confirm that no Loan Party (nor any Person owning any interest of any nature whatsoever in any Loan Party) is a Sanctioned Person; and
(r)    Additional Information. If requested by Administrative Agent, (i) cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, purchases journals and cost of goods sold reports and inventory reports, which support a Borrowing Base report, (ii) a schedule detailing each Borrower’s Inventory, in form satisfactory to Administrative Agent, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type (including Compressor Units and Compressor Components), and by volume on hand, which Inventory shall be valued at the lower of cost or market (which approximates cost) and adjusted for Availability Reserves as Administrative Agent has previously indicated to the Borrowers are deemed by Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers and complaints and claims made against any Borrower) and (iii) a status report regarding each gas compression agreement covering any Compressor Unit, including whether such servicing agreement has been amended, restated, modified or terminated during such period and delivering a copy of any new gas compression agreement or any amendment, modification or termination of any gas compression agreement.
All representations and warranties set forth in the Loan Documents with respect to any financial information concerning any Loan Party shall apply to all financial information delivered to Administrative Agent by such Loan Party, or any Person purporting to be a Responsible Officer of such Loan Party or other representative of such Loan Party regardless of the method of such transmission to Administrative Agent or whether or not signed by such Loan Party, or such Responsible Officer or other representative, as applicable.
Section 6.2    Maintenance of Existence; Conduct of Business. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.
Section 6.3    Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (reasonable wear and tear excepted).
Section 6.4    Taxes and Claims. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all Taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to pay or discharge any Tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 6.5    Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies reasonably satisfactory to Administrative Agent in such amounts and covering such risks as is usually carried by companies engaged

Exhibit 10.1
in similar businesses and owning similar Properties in the same general areas in which such Loan Party and its Subsidiaries operate, provided that in any event each Loan Party will maintain and cause each of its Subsidiaries to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance and business interruption insurance with coverage amounts and deductibles reasonably satisfactory to Administrative Agent. Each insurance policy shall name Administrative Agent as lender loss payee or additional insured, as applicable, and each such insurance policy shall provide that such policy will not be cancelled or reduced without 30 days’ (or 10 days in the case of nonpayment of premium) prior written notice to Administrative Agent. Each Loan Party shall execute and deliver to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy maintained by such Loan Party. Any Properties of each Loan Party and its Subsidiaries that are located at a customer job location shall be insured by the applicable customer in the ordinary course of such Loan Party or Subsidiary’s business.
Section 6.6    Inspection Rights; Third-Party Field Examinations; Third-Party Appraisals.
(a)    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of Administrative Agent and each Lender (i) to examine, inspect, review, evaluate and make physical verifications of the Inventory (including Compressor Units) and other Collateral in any manner and through any medium that Administrative Agent or such Lender considers advisable, (ii) to visit and inspect its Properties, (iii) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iv) to discuss its affairs, business, operations, financial condition and accounts with its directors, officers, employees and independent certified public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (A) only Administrative Agent on behalf of the Lenders may exercise rights under this clause (a) and (B) Administrative Agent shall not exercise such rights more often than one time during any period of twelve (12) consecutive months (or two times in the event a Specified Reporting Period occurs or is in effect during such period); provided, further, that when an Event of Default exists and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of Borrowers and at any time during normal business hours and without advance notice.
(b)    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct third-party field exams of the Accounts of the Loan Parties (or Accounts that are to be acquired directly or indirectly by the Loan Parties in connection with a permitted investment or Permitted Acquisition) all at the expense of Borrowers (subject to the limitations set forth in this clause (b)) and at such reasonable times. The Loan Parties shall be responsible for the costs and expenses of (i)(x) one third-party field examination during any twelve (12) month period or (y) up to two field examinations during any twelve (12) month period in the event that Availability shall have been less than the greater of (A) $37,500,000 and (B) ten percent (10%) of the Line Cap at any time during such period and (ii) any third-party field examination conducted in connection with a permitted investment or proposed Permitted Acquisition (in each case, whether or not consummated). Additionally, there shall be no limitation on the number or frequency of third-party field examinations if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any third-party field examinations incurred as a result thereof and while such Event of Default is continuing.
(c)
(i)    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct third-

Exhibit 10.1
party appraisals or updates thereof of the Inventory (including Compressor Units) and Equipment owned by the Loan Parties (or Inventory and Equipment that are to be acquired directly or indirectly by the Loan Parties in connection with a permitted investment or Permitted Acquisition), all at the expense of Borrowers (subject to the limitations set forth in this clause (c)) and at such reasonable times. (ii)
(ii)    The Loan Parties shall be responsible for the costs and expenses of (A)(x) one third-party appraisal during any twelve (12) month period or (y) up to two third-party appraisals during any twelve (12) month period in the event that Availability shall have been less than the greater of (1) $75,000,000 and (2) twenty percent (20%) of the Line Cap at any time during such period and (B) any third-party appraisal conducted in connection with a permitted investment or proposed Permitted Acquisition (in each case, whether or not consummated).
(iii)    Additionally, there shall be no limitation on the number or frequency of third-party appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any third-party appraisals incurred as a result thereof while such Event of Default has occurred and is continuing.
Section 6.7    Keeping Books and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 6.8    Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws (including, without limitation, all Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions) and applicable decrees of any Governmental Authority or arbitrator, except in such instances in which the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.9    Compliance with Agreements. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Section 6.10    Further Assurances. Each Loan Party shall, and shall cause each of its Subsidiaries and each other Loan Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.
Section 6.11    ERISA. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, so as not to give rise to any liability thereunder, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Section 6.12    Depository Relationship; Control Agreements; Blocked Accounts .
(a)    Each Loan Party shall, and shall cause each of its Subsidiaries (other than the Excluded Subsidiary) to, (i) use the financial institution serving as Administrative Agent as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts, (ii) cause all commodity accounts, deposit accounts and securities accounts (in each case, excluding those accounts which are Excluded Accounts) held by the Loan Parties as of the Closing Date to be subject to a Control Agreement in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, which provides that Administrative Agent shall, during the occurrence and continuation of an Event of Default, have exclusive “Control” (as defined in the UCC) of such account and (iii) will cause all collection and other Receipts to be directed to Blocked Accounts in accordance with Section 2.11. Loan Parties will at all times maintain Blocked Accounts required by Section 2.11.

Exhibit 10.1
(b)    Each Loan Party shall, with respect to each deposit account, securities account and commodity account (in each case, excluding those accounts which are Excluded Accounts and Blocked Accounts) that such Loan Party opens, maintains or acquires after the Closing Date, (i) substantially contemporaneously with the opening of or (ii) within thirty (30) days (or such longer period as agreed to by Administrative Agent in its sole discretion) of the acquisition of such deposit account, securities account or commodity account (in each case, excluding those accounts which are Excluded Accounts), enter into a Control Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Control Agreement shall cause the depository bank that maintains such deposit account, securities intermediary that maintains such securities account, or commodities intermediary that maintains such commodity account, as applicable, to agree to comply during the occurrence and continuation of an Event of Default with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such deposit account, securities account or commodity Account, without further consent of such Loan Party, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such deposit account, securities account or commodity account.
(c)    Each Loan Party shall, with respect to Blocked Accounts that such Loan Party opens, maintains or acquires after the Closing Date, (i) substantially contemporaneously with the opening of or (ii) within thirty (30) days (or such longer period as agreed to by Administrative Agent in its sole discretion) of the acquisition of such Blocked Account, (A) enter into a Control Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Control Agreement shall cause the depository bank that maintains such Blocked Account, to agree to comply at any time with instructions from the Administrative Agent to such depository bank directing the disposition of funds from time to time credited to such Blocked Account, without further consent of such Loan Party, (B) take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Blocked Account and (C) cause all collection and other Receipts to be directed to a Blocked Account in accordance with Section 2.11.
Section 6.13    Additional Loan Parties.
(a)    Each Loan Party shall notify Administrative Agent at the time that any Person becomes a wholly-owned Subsidiary of such Loan Party (including pursuant to a Permitted Acquisition), other than any Excluded Subsidiary, or ceases to be an Excluded Subsidiary, and promptly thereafter (and in any event within thirty (30) days (or such longer period as agreed to by Administrative Agent in its sole discretion)) (i) execute and deliver or cause to be delivered to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected Lien on all ownership interests (other than Excluded Assets) held by such Loan Party in such Subsidiary, and (ii) cause such new Subsidiary or Subsidiary that ceases to be an Excluded Subsidiary to (A) become a Guarantor and/or Borrower by executing and delivering to Administrative Agent a Guaranty (or a joinder to Guaranty) and/or a Joinder Agreement (provided that any Person that is a CFC, U.S. Foreign HoldCo or a Foreign Subsidiary that is not an Excluded Subsidiary shall in no event be a Borrower and may only become a Guarantor pursuant to this Section 6.13(a)), (B) execute and deliver all Security Documents (or joinders or assumptions thereto) requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its Property (other than Excluded Assets or such other exceptions as Administrative Agent may permit) and take all actions required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority (subject to Permitted Liens that have priority over the Liens in favor of the Administrative Agent under applicable law) security interest in such Property, including entering into Control Agreements required pursuant to Section 6.12 and the filing of UCC financing statements in such jurisdictions as may be requested by Administrative Agent, (C) in the case of

Exhibit 10.1
any Subsidiary that will become a Borrower, deliver to Administrative Agent and any applicable Lender such information and documentation reasonably requested by the Administrative Agent or such Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, other applicable Anti-Corruption Laws or Anti-Terrorism Laws or the Beneficial Ownership Regulation, and (D) deliver to Administrative Agent such other documents and instruments as Administrative Agent may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent.
(b)    Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (other than Equity Interests constituting Excluded Assets) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other Security Documents as the Administrative Agent shall reasonably request; provided that, notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, (i) in no event shall more than 65% of the total combined voting power of all classes of capital stock entitled to vote of any “first tier” CFC or U.S. Foreign HoldCo be pledged pursuant to the provisions of the Security Agreement or any other Security Document (to the extent that such pledge in excess of 65% could reasonably be expected to give rise to material adverse tax consequences to Holdings (or any direct or indirect owner thereof) and/or any of its Subsidiaries, in each case, as reasonably determined by Holdings in good faith in consultation with the Administrative Agent), and (ii) in no event shall any of the Equity Interests of a Subsidiary that is owned by a CFC be pledged pursuant to the provisions of the Security Agreement or any other Security Document (to the extent that such pledge could reasonably be expected to give rise to material adverse tax consequences to Holdings (or any direct or indirect owner thereof) and/or any of its Subsidiaries, in each case, as reasonably determined by Holdings in good faith in consultation with the Administrative Agent).
Section 6.14    Sanctions; Anti-Corruption Laws. Each Loan Party will maintain in effect policies and procedures designed to promote compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.
Section 6.15    Inventory; Collateral Access Agreements. If any Loan Party’s Inventory is located at a location leased by such Loan Party or in the possession or control of any Person (other than a customer of such Loan Party), the Borrower Representative shall notify the landlord or such Person, as applicable, of Administrative Agent’s security interest therein and, upon request by Administrative Agent, instruct such Person to execute a Collateral Access Agreement or otherwise acknowledge in writing its agreement to hold all such Inventory for the benefit of Administrative Agent and subject to Administrative Agent’s instructions; provided that if the Borrower Representative is unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default or Event of Default under this Agreement, but Administrative Agent may establish a Rent Reserve. If the Inventory is located in a third party warehouse facility under a bailment arrangement with a warehouse operator, bailee, or other third party and if so requested by Administrative Agent, the Borrower Representative and such other Loan Parties (as promptly as possible after requested by Administrative Agent but in any event within fifteen (15) Business Days after any such request is made) will deliver (i) to Administrative Agent warehouse receipts covering any Loan Party’s Inventory located in such warehouses showing Administrative Agent as the beneficiary thereof and (ii) to the warehouseman such agreements relating to the release of warehouse Inventory as Administrative Agent may reasonably request; provided that if the Borrower Representative is unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default or Event of Default under this Agreement, but Administrative Agent may establish a Rent Reserve.

ARTICLE 7.
NEGATIVE COVENANTS

Exhibit 10.1
Each Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit is outstanding or any Lender has any Commitment hereunder:
Section 7.1    Debt. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:
(a)    the Obligations under the Loan Documents and obligations existing or arising under Bank Product Agreements (other than Hedge Agreements);
(b)    existing Debt described on Schedule 7.1 and Permitted Refinancing of such Debt;
(c)    Purchase Money Debt and Capitalized Lease Obligations not to exceed $10,000,000 in the aggregate at any time outstanding and any Permitted Refinancing of such Debt;
(d)    (i) Debt of any Loan Party owing to any other Loan Party, (ii) Debt of any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor, and (iii) Debt of any Subsidiary that is not a Guarantor owing to any Loan Party that is permitted under Section 7.5;
(e)    Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, performance, bid, surety or appeal bonds, performance and completion guarantees and similar obligations, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(f)    endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;
(g)    with respect to any Debt permitted to be incurred pursuant to this Section 7.1, guaranties of such Debt or guaranties by any Loan Party or any of its Subsidiaries of such Debt;
(h)    Debt incurred in the ordinary course of business owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, including to finance insurance premiums, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such;
(i)    Hedge Obligations existing or arising under Hedge Agreements permitted by Section 7.17;
(j)    Subordinated Debt not to exceed $30,000,000 in the aggregate at any time outstanding and any Permitted Refinancing of such Debt; and
(k)    Debt not to exceed $10,000,000 in the aggregate at any time outstanding secured solely by Specified Excluded Real Property; and
(l)    other Debt not to exceed $1,000,000 in the aggregate at any time outstanding.
Section 7.2    Limitation on Liens. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:
(a)    existing Liens disclosed on Schedule 7.2;
(b)    Liens in favor of the Secured Parties or Administrative Agent for the benefit of Secured Parties;
(c)    encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Loan Party or its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;
(d)    Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the

Exhibit 10.1
enforcement of any foreclosure or levy on any Property of each Loan Party or any of its Subsidiary;
(e)    Liens of landlords, vendors, mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations incurred in the ordinary course of business that are not yet due or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of each Loan Party or any of its Subsidiaries;
(f)    Liens resulting from good faith deposits to secure payments of workmen’s compensation, unemployment insurance or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;
(g)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on payment items in the course of collection;
(h)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business;
(i)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 7.1(h);
(j)    Liens on specific Property to secure Purchase Money Debt used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased Property, in each case to the extent permitted in Section 7.1(c);
(k)    Liens on Specified Excluded Real Property to secure Debt permitted under Section 7.1(k); and
(l)    other Liens securing Debt not to exceed $1,000,000 in the aggregate at any time outstanding; provided that such Liens do not at any time encumber any assets included or eligible for inclusion in the Borrowing Base.
Nothing contained in this Section 7.2 shall in and of itself cause the obligations of the Loan Parties to the Secured Parties under or pursuant to the Loan Documents to be subordinated to any Lien permitted by this Section 7.2 or cause any Liens in favor of the Secured Parties to rank subordinate to any such permitted Liens.
Section 7.3    Mergers, Etc. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become a party to a division, merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind‑up, dissolve, or liquidate, except that (a) any Subsidiary of Holdings may merge or consolidate with any Borrower so long as such Borrower is the surviving entity, (b) any Subsidiary of Holdings may merge or consolidate with another Subsidiary so long as if such Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity, (c) solely in connection with a Permitted Acquisition, any Person may merge or consolidate with or into any Loan Party provided such Loan Party shall be the surviving entity and (d) any Loan Party may acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person pursuant to a Permitted Acquisition.
Section 7.4    Restricted Payments. Each Loan Party shall not, nor shall it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    each Loan Party may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests);

Exhibit 10.1
(b)    Subsidiaries may declare and pay dividends and other Restricted Payments to Holdings and any Subsidiary of Holdings that is a Loan Party; and
(c)    the Loan Parties and their Subsidiaries may make other Restricted Payments so long as the Payment Conditions have been satisfied at the time such Restricted Payment is made.
Section 7.5    Loans and Investments. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, except:
(a)    existing investments described on Schedule 7.5;
(b)    readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;
(c)    fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000 or (ii) any Lender;
(d)    commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor’s Corporation or Moody’s;
(e)    contributions in the ordinary course of business consistent with past practices in the Rabbi Trust in an aggregate amount not to exceed $750,000 in any fiscal year and solely for purposes of funding the Loan Parties’ nonqualified deferred compensation plan for the benefit of the employees of the Loan Parties;
(f)    investments by a Borrower or a Guarantor in another Borrower or Guarantor;
(g)    investments consisting of Hedge Agreements permitted under Section 7.17;
(h)    advances or extensions of credit in the form of accounts receivable incurred and trade credit extended in the ordinary course of business;
(i)    investments in securities of account debtors received pursuant to any settlement, restructuring, plan of reorganization or similar arrangement in connection with a foreclosure, bankruptcy workout or otherwise with respect to such account debtors, or upon the foreclosure or enforcement of any Lien on such securities arising in the ordinary course of business in favor of a Loan Party or its Subsidiaries;
(j)    loans or advances made by a Loan Party to its employees for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 in the aggregate at any one time outstanding or, on a non-cash basis, for the purchase of Equity Interests in any Loan Party or any direct or indirect parent thereof;
(k)    other investments so long as (i) no Event of Default shall have occurred and be continuing at the time of making such investment and immediately after giving effect thereto and (ii) the aggregate amount of all such investments under this clause (k) shall not exceed $5,000,000 at any time;
(l)    Investments consisting of Permitted Acquisitions; and
(m)    Investments held by a Loan Party or its Subsidiaries acquired after the Fifth Amendment Effective Date pursuant to a Permitted Acquisition or of a corporation or company merged into a Loan Party or its Subsidiaries in accordance with Section 7.03 hereof after the Fifth Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.
Section 7.6    [Reserved].
Section 7.7    Transactions With Affiliates. Except with respect to the making of Restricted Payments permitted by Section 7.4, Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or

Exhibit 10.1
exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Holdings or such Subsidiary, except [in the ordinary course of and pursuant to the reasonable requirements of Holdings’ or such Subsidiary’s business, (a) pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Holdings or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Holdings or such Subsidiary or (b) pursuant to the Subordinated Debt Documents.]
Section 7.8    Disposition of Assets. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Disposition, except (a) Dispositions of Inventory in the ordinary course of business, (b) Dispositions, for fair value, of worn-out, surplus and obsolete Equipment not necessary or useful to the conduct of business, (c) Dispositions of Equity Interests permitted by Section 7.6, (d) Dispositions of Property to any Loan Party or any Subsidiary, provided that any such Disposition involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 7.5 or 7.6, (e) the unwinding of any Hedge Agreement, (f) the Specified Facility Dispositions; provided that (i) no Event of Default shall have occurred and be continuing at the time of any such Disposition and immediately after giving effect thereto, (ii) each such Disposition shall be for fair market value as reasonably determined by Holdings in good faith, (iii) the applicable Loan Party shall receive not less than 75.0% of such consideration in the form of cash or cash equivalents and (iv) each such Disposition occurs on or prior to June 30, 2026; or (g) other Dispositions (other than with respect to any Accounts, Inventory or other Property included in the Borrowing Base at any time) not to exceed $5,000,000 in the aggregate in any fiscal year.
Section 7.9    Sale and Leaseback. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.
Section 7.10    Prepayment of Debt. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt, except the Obligations under the Loan Documents and in connection with any Permitted Refinancing of Debt to the extent such Permitted Refinancing is permitted pursuant to Section 7.1.
Section 7.11    Nature of Business. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof or Permitted Other Business Lines, or businesses directly related thereto. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, make any material change in its credit collection policies if such change would materially impair the collectability of any Account, nor will it rescind, cancel or modify any Account except in the ordinary course of business.
Section 7.12    Environmental Protection. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws, (b) generate any Hazardous Material in violation of any applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any applicable Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any Loan Party or any of its Subsidiaries would be responsible.
Section 7.13    Accounting. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in tax reporting treatment, except as required by Law and disclosed to Administrative Agent and Lenders.

Exhibit 10.1
Section 7.14    Burdensome Agreements. Each Loan Party shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which (a) directly or indirectly prohibits Holdings, any of its Subsidiaries or any other Loan Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, (b) directly or indirectly prohibits any of its Subsidiaries or any other Loan Party to make any payments, directly or indirectly, to any other Loan Party by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise or (c) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents; provided that clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt.
Section 7.15    Subsidiaries. Each Loan Party shall not, directly or indirectly, form or acquire any Subsidiary unless such Loan Party complies with the requirements of Section 6.13. The Loan Parties shall not form or acquire any Foreign Subsidiaries, except for Foreign Subsidiaries located in Canada. The Loan Parties shall promptly identify to Administrative Agent any Collateral previously included in the Borrowing Base that is moved to a subsidiary location outside of the United States and shall remove such Collateral from future Borrowing Base Reports. The Rabbi Trust shall not form or acquire any Subsidiaries.
Section 7.16    Amendments of Certain Documents. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any of their respective Constituent Documents or the Subordinated Debt Documents, in each case, in a manner adverse to the interest of the Lenders.
Section 7.17    Hedge Agreements. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, enter into any Hedge Agreement, except those that are entered into for non-speculative purposes and that are (a) Hedge Agreements entered into to hedge or mitigate risks to which such Loan Party or any Subsidiary thereof has actual exposure which have terms and conditions reasonably acceptable to Administrative Agent, and (b) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment, Debt of such Loan Party or any of its Subsidiaries limited to the principal amount of such interest-bearing liability or investment or Debt which have terms and conditions reasonably acceptable to Administrative Agent.
Section 7.18    Anti-Corruption Laws; Sanctions; Anti-Terrorism Law. Each Loan Party will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti‑Corruption Law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
Section 7.19    Outbound Investment Rules. No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or Subsidiary were a U.S. Person or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.

Exhibit 10.1

ARTICLE 8.
FINANCIAL COVENANTS

Each Loan Party covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Letter of Credit is outstanding or any Lender has any Commitment hereunder:
Section 8.1    Leverage Ratio. Holdings shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023, the Leverage Ratio to be greater than (a) 3.50 to 1.00 for each fiscal quarter ending on or prior to December 31, 2024, (b) 3.75 to 1.00 for the fiscal quarters ending on March 31, 2025 and June 30, 2025 and (c) 3.50 to 1.00 for the fiscal quarter ending on September 30, 2025 and for each fiscal quarter thereafter.
Section 8.2    Fixed Charge Coverage Ratio. Holdings shall not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2023, the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.

ARTICLE 9.
DEFAULT

Section 9.1    Events of Default. Each of the following shall be deemed an “Event of Default”:
(a)    Any Loan Parties shall fail to pay the Obligations under the Loan Documents or any part thereof shall not be paid when due or declared due and, other than with respect to payments of principal, such failure shall continue unremedied for three (3) days after such payment became due;
(b)    Any Loan Party shall breach any provision of Sections 6.1, 6.2 (with respect to a Loan Party’s existence), 6.5, 6.12, 6.13, or 6.14 or Article 7 or Article 8 of this Agreement;
(c)    Any representation or warranty made or deemed made by any Loan Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;
(d)    Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 9.1(a) and (b)), and (i) solely with respect to Section 6.6, such failure continues for ten (10) days, and (ii) otherwise, such failure continues for more than thirty (30) days, in each case, following the earlier to occur of (A) written notice of such failure from the Administrative Agent or the Required Lenders to the Loan Parties and (B) knowledge of such failure by a Responsible Officer of the applicable Loan Party;
(e)    Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;
(f)    An involuntary proceeding shall be commenced against Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or

Exhibit 10.1
other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;
(g)    Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations under the Loan Documents) with an outstanding principal amount of $1,000,000 or more, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, after any applicable cure periods, would permit) any holder or holders of such Debt, or the counterparty under any Hedge Agreement constituting such Debt, or any Person acting on behalf of such holder or holders or such counterparty to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded;
(h)    This Agreement, the Guaranty or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Holdings, any of its Subsidiaries, any other Loan Party or any Subsidiary of any Loan Party or any of their respective equity holders, or Holdings or any other Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (subject to Permitted Liens that have priority over the Liens in favor of the Administrative Agent under applicable law) upon any of the Collateral purported to be covered thereby;
(i)    Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan or Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject any Loan Party or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $1,000,000;
(j)    A Change of Control shall occur;
(k)    Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party, or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof;
(l)    Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party shall fail to discharge within a period of thirty (30) consecutive days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or Properties;
(m)    A final judgment or judgments for the payment of money in excess of $1,000,000 not covered by insurance in the aggregate and to which the applicable insurer has denied coverage shall be rendered by a court or courts against Holdings, any of its Subsidiaries, or any other Loan Party or any Subsidiary of any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) consecutive days from the date of entry thereof and Holdings, such Subsidiary, or such Loan Party or such Subsidiary of such Loan Party shall not, within such period of thirty (30) consecutive days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

Exhibit 10.1
(n)    any event of default shall occur under any of the Subordinated Debt Documents or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any Subordination Agreement.
Section 9.2    Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of Lenders (except for funding obligations of outstanding Letters of Credit), (b) terminate the obligations of L/C Issuer to make L/C Credit Extensions, (c) terminate the commitment of Swing Line Lender to make Swing Line Loans, (d) require that Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), or (e) declare the Obligations (other than the Obligations arising out of Bank Product Agreements) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower and each other Loan Party; provided, however, that upon the occurrence of an Event of Default under Section 9.1(e) or Section 9.1(f), the Commitments of Lenders shall automatically terminate (except for funding obligations of outstanding Letters of Credit), the obligations of L/C Issuer to make L/C Credit Extensions shall automatically terminate, the commitment of Swing Line Lender to make Swing Line Loans shall automatically terminate, the obligation of each Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, and the Obligations (other than the Obligations arising out of Bank Product Agreements) shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower and each other Loan Party. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, exercise all rights and remedies available to it, Lenders and L/C Issuer in law or in equity, under the Loan Documents, or otherwise.
Section 9.3    Application of Funds. After the exercise of remedies provided for in Section 9.2 (or if an Event of Default has occurred and is continuing and the written notice thereof, if any, to any Borrower from Administrative Agent expressly provides that this Section 9.3 shall thereafter apply to any amounts received on account of the Obligations or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to Lenders and L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuer) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among Lenders and L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (i) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and constituting unpaid Bank Product Obligations up to the amount of the Availability Reserves with respect to Bank Products existing therefor and (ii) Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by any Borrower pursuant to Sections 2.2 and 2.7, ratably among Lenders, Bank Product Providers and Administrative

Exhibit 10.1
Agent (for the account of the L/C Issuer) in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Sixth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.
Notwithstanding anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve allocation to Obligations otherwise set forth in this Section.
Further notwithstanding, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 10 hereof for itself and its Affiliates as if a “Lender” party hereto.
Section 9.4    Performance by Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, Borrowers shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount reasonably expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of any Borrower or any other Loan Party under this Agreement or any other Loan Document.
Section 9.5    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9.610 or 9.620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.10.

Exhibit 10.1
(b)    Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE 10.
AGENCY

Section 10.1    Appointment and Authority
.
(a)    Each of the Lenders, L/C Issuer, and Swing Line Lender hereby irrevocably appoints Texas Capital Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of Administrative Agent, Lenders, L/C Issuer, and Swing Line Lender, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including for itself and its Affiliates in their capacities as potential Bank Product Providers) and L/C Issuer hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 11.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Any collateral agent fee or other agency fee to be paid by the Loan Parties in connection with this Agreement may from time to time be separately agreed to solely by the Administrative Agent and the Borrower Representative in writing.
Section 10.2    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.
Section 10.3    Exculpatory Provisions.

Exhibit 10.1
(a)    Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;
(iv)    shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action; and
(v)    does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Adjusted Term SOFR” or with respect to any Benchmark Replacement or other rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate.
(b)    Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders or Required Supermajority Lenders, as the case may be (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 10.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by any Loan Party, a Lender, L/C Issuer, or Swing Line Lender.
(c)    Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any

Exhibit 10.1
other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
Section 10.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender, L/C Issuer, or Swing Line Lender, Administrative Agent may presume that such condition is satisfactory to such Lender, L/C Issuer, or Swing Line Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.5    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 10.6    Resignation or Removal of Administrative Agent
(a)    Administrative Agent may at any time give notice of its resignation to Lenders, L/C Issuer, Swing Line Lender and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in Texas, or an Affiliate of any such bank with an office in Texas. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, L/C Issuer, and Swing Line Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 10 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required

Exhibit 10.1
Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender, L/C Issuer, or Swing Line Lender, as applicable, directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10, Section 11.1, and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Texas Capital Bank as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as L/C Issuer and Swing Line Lender unless the notice thereof otherwise provides. If Texas Capital Bank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c). If Texas Capital Bank resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.3(c). Upon the appointment by Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Texas Capital Bank to effectively assume the obligations of Texas Capital Bank with respect to such Letters of Credit.
Section 10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender, L/C Issuer, and Swing Line Lender expressly acknowledges that neither Administrative Agent nor any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender, Swing Line Lender and L/C Issuer acknowledges that it has,

Exhibit 10.1
independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, L/C Issuer, and Swing Line Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders or Swing Line Lender by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender or Swing Line Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), or creditworthiness of any Loan Party or the value of the Collateral or other Properties of any Loan Party or any other Person which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 10.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, L/C Issuer, Swing Line Lender, and Administrative Agent under Section 11.1 or Section 11.2) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, L/C Issuer and Swing Line Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, L/C Issuer, and Swing Line Lender, as applicable, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 11.1 or Section 11.2.
Section 10.9    Collateral and Guaranty Matters.
(a)    The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (A) upon termination of all Commitments and payment in full of all Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan

Exhibit 10.1
Documents, or (C) if approved, authorized or ratified in writing by Required Lenders, Required Supermajority Lenders or all Lenders, as applicable, under Section 11.10;
(ii)    to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 7.2; and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by Administrative Agent at any time, Required Lenders, Required Supermajority Lenders or all of the Lenders, as the case may be, will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9. Upon the occurrence of any of the events specified in Section 10.9(a)(i)(A), (B) or (C) or Section 10.9(a)(iii), at Borrowers’ expense, Administrative Agent shall execute and deliver to Borrowers such documentation as Borrowers shall reasonably request to release the applicable Collateral from the Liens created by the Loan Documents and/or release the applicable Guarantor from its obligations under its Guaranty, as the case may be.
(b)    Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 10.10 Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 9.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made).
Section 10.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

Exhibit 10.1
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, the Arrangers or any other arranger of this Agreement or any amendment thereto, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 10.12    Acknowledgement with Respect to Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such

Exhibit 10.1
Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable Law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.12 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Erroneous Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(d)    Each party’s obligations under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE 11.
MISCELLANEOUS
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Section 11.1     Expenses.
(a)    Each Borrower hereby agrees to pay on demand: (i) all reasonable out-of-pocket costs and expenses of TCBI Securities, Inc., in its capacity as an Arranger, Administrative Agent, L/C Issuer, Swing Line Lender and their Related Parties in connection with the syndication and

Exhibit 10.1
distribution of the Revolving Credit Facility and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, L/C Issuer, Swing Line Lender and their Related Parties; (ii) all reasonable costs and expenses of Administrative Agent, L/C Issuer, Swing Line Lender and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, L/C Issuer, Swing Line Lender and each Lender; (iii) all reasonable costs and expenses incurred by L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iv) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (v) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (vi) all other reasonable costs and expenses incurred by Administrative Agent, L/C Issuer, Swing Line Lender and any Lender in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Administrative Agent’s and such Lender’s, L/C Issuer’s, and Swing Line Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Loan Parties. Borrowers shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 11.1 shall be a demand obligation owing by Borrowers and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrowers under this Section 11.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.
(b)    To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.1(a) or Section 11.2 to be paid by it to Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof) or any Related Party of Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) or against any Related Party of Administrative Agent, L/C Issuer, or Swing Line Lender (or any sub-agent thereof) acting for Administrative Agent, L/C Issuer, or Swing Line Lender (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.

Exhibit 10.1
SECTION 11.2    INDEMNIFICATION. EACH BORROWER SHALL INDEMNIFY EACH ARRANGER, ADMINISTRATIVE AGENT, L/C ISSUER, SWING LINE LENDER, EACH LENDER AND EACH RELATED PARTY THEREOF (EACH, AN “INDEMNITEE”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF HOLDINGS OR ANY OF ITS SUBSIDIARIES OR ANY OTHER LOAN PARTY, (E) ANY LOAN OR LETTER OF CREDIT OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT) OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH INDEMNITEE (OR THE REPRESENTATIVES OF SUCH PERSON); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arrangers or Administrative Agent in their capacities as such). Any amount to be paid under this Section 11.2 shall be a demand obligation owing by Borrowers and if not paid within fifteen (15) days after demand therefor shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrowers under this Section 11.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.
Section 11.3    Limitation of Liability. None of Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, or any of their Related Parties, shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (whether in contract, tort or otherwise) suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue any Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or any Lender, or any of their Related Parties, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Exhibit 10.1
Section 11.4    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any Arranger, Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender shall have the right to act exclusively in the interest of such Arranger or Administrative Agent or such Lender, L/C Issuer, or Swing Line Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any of such Loan Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.
Section 11.5    Lenders Not Fiduciary. The relationship between Borrowers and each other Loan Party on the one hand, and Administrative Agent, each Arranger and each Lender, L/C Issuer, and Swing Line Lender is solely that of debtor and creditor, and none of Administrative Agent, any Arranger, any Lender, L/C Issuer, or Swing Line Lender, on the other hand, has any fiduciary or other special relationship with Borrowers or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrowers and each other Loan Party on the one hand, and Administrative Agent, each Arranger and each Lender, L/C Issuer, and Swing Line Lender, on the other hand, to be other than that of debtor and creditor.
Section 11.6    Equitable Relief. Each Loan Party recognizes that in the event Borrowers or any other Loan Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders, L/C Issuer, or Swing Line Lender. Each Loan Party therefore agrees that Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender, if Administrative Agent or such Lender, L/C Issuer, or Swing Line Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 11.7    No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent, any Lender, L/C Issuer, or Swing Line Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 4.2 (subject to the terms of Section 11.22), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 11.22, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.8    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise

Exhibit 10.1
transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b), (ii) by way of participation in accordance with the provisions of Section 11.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 11.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.8(b)(i)(B) and, in addition: (A) the consent of the Borrower Representative shall be required (such consent not to be unreasonably withheld or delayed) unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to an existing Lender, an Affiliate of an existing Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment to any Person unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of L/C Issuer and Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided further that Borrowers shall not be obligated to pay for such processing and recording fee except in the case of any assignment made pursuant to the

Exhibit 10.1
request of the Borrower Representative under Section 3.6(b). The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Loan Party, or to either of their Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 11.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.1, Section 3.2, Section 11.1 and Section 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d). Upon the consummation of any assignment pursuant to this Section 11.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.
(c)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders shall treat each Person

Exhibit 10.1
whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) each Loan Party, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.1(b) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.10 which requires the consent of all Lenders and affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.24 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 11.24; provided further that such Participant agrees to be subject to Section 11.22 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that

Exhibit 10.1
no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Dissemination of Information. Each Loan Party authorizes Administrative Agent and each Lender to disclose to any actual purchaser or prospective purchaser, assignee or other recipient of a Lender’s Commitment, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrowers, the other Loan Parties and their respective Affiliates, in each case subject to Section 11.25 hereof.
Section 11.9    Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of any Loan Party hereunder, the obligations of Borrowers under Sections 11.1 and 11.2 shall survive repayment of the Obligations and termination of the Commitments.
Section 11.10    Amendment. Subject to Section 3.3(b), the provisions of this Agreement and the other Loan Documents to which Borrowers or any other Loan Party is a party (other than the Issuer Documents) may be amended or waived only by an instrument in writing signed by Required Lenders (or by Administrative Agent with the consent of Required Lenders) and each Loan Party thereto and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:
(a)    waive any condition set forth in Section 4.1, without the written consent of each Lender;
(b)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (d) and (ii) only the consent of Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrowers to pay interest at such rate;
(e)    change any provision of this Section 11.10 or the definitions of “Applicable Percentage”, “Required Lenders” or “Required Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    change Section 9.3 in a manner that would alter the order or the pro rata sharing of payments required thereby without the written consent of each Lender;
(g)    release any Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;
(h)    (i) subordinate any of the Obligations in right of payment to any other Debt or otherwise adversely affect the priority of payment of the Obligations or (ii) subordinate the Lien securing any of the Obligations to any other Lien securing any other Debt (except

Exhibit 10.1
with respect to Liens permitted pursuant to Section 7.2(j) as provided in Section 10.9), in each case, without the written consent of each Lender affected thereby;
(i)    (i) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets to the calculation of the Borrowing Base, in each case, without the written consent of each Lender or (ii) change the definition of “Borrowing Base” or any component definition thereof, if as a result thereof the Borrowing Base would be increased thereby, without the written consent of the Required Supermajority Lenders; or
(j)    (i) change any provision of Article 8 or the definitions of “Leverage Ratio” or “Fixed Charge Coverage Ratio” or any component definition thereof in a manner adverse to the Lenders, (ii) waive compliance with any provision of Article 8 or otherwise extend the applicable test date thereof, (iii) change the definitions of “Trigger Period” or “Specified Reporting Period” or any component definition thereof in a manner adverse to the Lenders or (iv) change the Availability thresholds set forth in Section 6.6(b) and Section 6.6(c)(ii) in a manner adverse to the Lenders, in each case, without the written consent of the Required Supermajority Lenders.
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) Borrowers and Administrative Agent may amend this Agreement or any other Loan Document without the consent of Lenders (unless the Required Lenders object in writing within five (5) Business Days of notice by Administrative Agent of such amendment) in order to (A) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or (B) comply with local Law or advice of local counsel in any jurisdiction the Laws of which govern any Security Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of Administrative Agent, (C) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (D) make administrative or operational changes not adverse to any Lender or (E) add a Guarantor or Collateral or otherwise enhance the rights and benefits of the Lenders.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment(s) of any Defaulting Lender may not be increased or extended (and the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven), in each case without the consent of such Defaulting Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Section 11.11    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, solely in the case of notices and other communications to the Loan Parties, by e-mail, in each case

Exhibit 10.1
as set forth on Schedule 11.11 (provided, however, that any notice or communication sent by facsimile to a Loan Party shall also be delivered in writing via a separate method provided in this Section 11.11(a)). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 11.11(b) shall be effective as provided in Section 11.11(b).
(b)    Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto, Schedule 11.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 11.11 provided by Administrative Agent to each party hereto.
(d)    Platform.
(i)    Each Loan Party agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders, L/C Issuer or Swing Line Lender by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of Communications through the Platform.
(iii)    Each Loan Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender, Swing Line Lender and their respective counsel and agents and Related Parties (each an “Authorized Party”) to communicate and

Exhibit 10.1
transfer documents and other information (including confidential information) concerning this transaction or any Loan Party and the business affairs of such Loan Parties via the internet or other electronic communication method. In no event shall any Authorized Party have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind (whether in tort, contract or otherwise) arising out of any such communications or transmissions, except to the extent that such damages are determined by a court of competent jurisdiction in a final and nonappealable judgment to have directly resulted from the gross negligence or willful misconduct of such Authorized Party; provided, however, that in no event shall any Authorized Party have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e)    Public Information. Each Loan Party hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of any Loan Party hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized Administrative Agent and the other Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 11.25); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders, in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and under applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its Subsidiaries and its securities for the purposes of United States federal or state securities Laws.
Section 11.12    Governing Law; Venue; Service of Process.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the Texas (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.
(b)    Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, L/C Issuer, Swing Line Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than any U.S. federal or Texas state court sitting in Dallas County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the

Exhibit 10.1
jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas state court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender, L/C Issuer or Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any of the other Loan Parties or their Properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process by the mailing thereof, in the manner provided for the mailing of notices in Section 11.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
Section 11.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.14    Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
Section 11.15    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 11.16    Construction. Each Loan Party, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, Administrative Agent and each Lender.
Section 11.17    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
Section 11.18    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

Exhibit 10.1
PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.
Section 11.19    Additional Interest Provision; Ceiling Election.
(a)    It is expressly stipulated and agreed to be the intent of each Loan Party, Administrative Agent and each Lender at all times to comply strictly with the applicable Law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any other Loan Document, and the Related Indebtedness (or applicable United States federal Law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between any Borrower or any other Loan Party and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) any Loan Party will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrowers or any other Loan Party of any Note and/or the Related Indebtedness, then it is Borrowers’ and each other Loan Party’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrowers or such other Loan Party, as applicable), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrowers, each other Loan Party, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by any Loan Party that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to such Loan Party, as applicable, and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrowers and the other Loan Parties to Administrative Agent or such Lender. Each Loan Party hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, such Loan Party will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to such Loan Parties, as applicable, or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by the Loan Parties to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or

Exhibit 10.1
amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
(b)    To the extent that any Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any Note and/or any other portion of the Obligations under the Loan Documents, such Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal Law permits any Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas Law, such Lender will rely on United States federal Law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable Law now or hereafter in effect, any Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable Law by giving notice, if required, to the Borrowers as provided by applicable Law now or hereafter in effect.
Section 11.20    USA Patriot Act Notice. Administrative Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Administrative Agent and such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, each Loan Party agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls any Loan Party or any Subsidiary of Holdings or any other Loan Party is or shall be a Sanctioned Person, (b) not to use or permit the use of proceeds of the Obligations to violate any Anti-Corruption Laws, Anti-Terrorism Laws or any applicable Sanctions, and (c) comply, or cause its Subsidiaries to comply, with the applicable Laws.
Section 11.21    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Supermajority Lenders” and in Section 11.10.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize L/C Issuer’s Fronting Exposure, if any, with respect to such Defaulting Lender in accordance with Section 2.7; fourth, as Borrowers may request (so long as no Default or Event of Default is continuing), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans under this Agreement and (y) Cash Collateralize L/C Issuer’s future Fronting Exposure, if any, with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.7; sixth, to the payment of any amounts

Exhibit 10.1
owing to Lenders, L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default is continuing, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by Lenders pro rata in accordance with the Commitments under the Revolving Credit Facility without giving effect to Section 11.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.4(c) for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.7.
(C)    With respect to any fee payable under Section 2.4(c) or to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (x) pay to each Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including

Exhibit 10.1
any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.7.
(b)    Defaulting Lender Cure. If Borrowers, Administrative Agent, Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages (without giving effect to Section 11.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 11.22    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:
(a)    notify Administrative Agent of such fact; and
(b)    purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 11.22 shall not be construed to apply to: (A) any payment made by or on behalf of Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Affiliate thereof (as to which the provisions of this Section 11.22 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party, as applicable, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Exhibit 10.1
Section 11.23    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to Administrative Agent, L/C Issuer or any Lender, or Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders and L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.24    Setoff. If an Event of Default has occurred and is continuing, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to any Loan Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 11.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 9.3. As further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of such Loan Party, as applicable, now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Loan Party now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.
Section 11.25    Confidentiality. Each of Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to confidentiality provisions generally), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 11.25, to (i) any assignee of or

Exhibit 10.1
Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Bank Product relating to any Loan Party and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of any Loan Party or the Revolving Credit Facility or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility, (g) with the consent of Borrowers or such other applicable Loan Parties, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.25 or (ii) becomes available to Administrative Agent, L/C Issuer, Swing Line Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrowers. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing Information regarding suspected violations of laws, rules or regulations to a Governmental Authority without notification to any Person.
For purposes of this Section 11.25, “Information” means all information received from any Borrower or any other Loan Party or any Subsidiary thereof relating to any Borrower or any other Loan Party or any Subsidiary thereof or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Administrative Agent, L/C Issuer, Swing Line Lender or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any other Loan Party or any Subsidiary thereof; provided that, in the case of information received from any Borrower or any other Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.25 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party hereto agrees and confirms that, as between such Loan Party and Texas Capital Bank, the obligations of Texas Capital Bank under this Section 11.25 supersede and replace in their respective entireties all confidentiality, non-disclosure and similar obligations of Texas Capital Bank, if any, set forth in any previous agreement between such Loan Party and Texas Capital Bank notwithstanding anything to the contrary contained therein.
Each Loan Party hereby authorizes Administrative Agent, at its sole expense, but without any prior approval by any Loan Party, to include any Loan Party’s name, logo and the aggregate amount of the Revolving Credit Facility in tombstones and client marketing materials, and to give such other publicity to the Revolving Credit Facility as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower Representative notifies Texas Capital Bank in writing that such authorization is revoked. Each Loan Party understands and acknowledges that each Lender may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Revolving Credit Facility.

Section 11.26    Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement, any other Loan Document or any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National

Exhibit 10.1
Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature from any party hereto, Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.
Section 11.27    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.28    Keepwell. Each Qualified ECP Guarantor party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of such other Loan Party’s (a) Swap Obligations and (b) obligations under the Guaranty including those with respect to Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.
Section 11.29    NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Exhibit 10.1
Section 11.320    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regimes, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
Section 11.31    Restatement; Existing Credit Agreement. The parties hereto agree that this Agreement is a restatement of, and an extension of and amendment to, the Existing Credit Agreement; provided, that, (a) such amendment and restatement shall operate to renew, amend, modify, and extend all of the rights, duties, liabilities and obligations of the Borrowers under the Existing Credit Agreement and under the Existing Loan Documents, which rights, duties, liabilities and obligations are hereby renewed, amended, modified and extended, and shall not act as a novation thereof and (b) the Liens granted by the Borrowers and each other Loan Party securing the “Obligations” (as defined in the Existing Credit Agreement) and the rights, duties, liabilities and obligations of the Borrowers and the other Loan Parties under the Existing Credit Agreement and the Existing Loan Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby. The Borrowers, jointly and severally, represent and warrant that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any other Loan Party) under the Existing Credit Agreement or any of the other Existing Loan Documents. This Agreement does not in any way constitute a novation of the Existing Credit Agreement, but is an amendment and restatement of same.
Section 11.32    True-Up. Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all of the Loans, (b) each Lender’s participation in each Letter of Credit (after giving effect to this amendment and restatement), if any, shall be automatically adjusted to equal its Applicable Percentage and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this amendment and restatement) of the aggregate Revolving Credit Exposure of all Lenders.

ARTICLE 12.

Exhibit 10.1
GUARANTY

Section     12.1    Guaranty. In consideration of the Loans, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrowers pursuant to this Agreement and the other Loan Documents and in further consideration of any Bank Product Agreements, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment at maturity, whether by acceleration or otherwise, and the due fulfillment and performance of the Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.
Section 12.2    Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 12.3 hereof), pay the amount due and payable thereon to Administrative Agent, at its Principal Office. It is not necessary for Administrative Agent, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrowers or others liable on the Obligations, or to enforce its rights against any security given to secure such Obligations. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against any Borrower or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Obligations have been fully satisfied and the Release Date shall have occurred. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Administrative Agent or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.
Section 12.3    Agreements and Waivers. Each Guarantor
(a)    agrees to all terms and agreements heretofore or hereafter made by Borrowers with Administrative Agent and/or any other Secured Party;
(b)    agrees that Administrative Agent may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrowers or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; (v) apply payments by Borrowers, any Surety, or any other Person, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrowers in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;
(c)    agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrowers or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the

Exhibit 10.1
Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by Law; (iii) the failure of Administrative Agent or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that any Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by Borrowers or any Surety to Administrative Agent and/or any other Secured Party is a preference under applicable Debtor Relief Laws, or for any reason Administrative Agent and/or any other Secured Party is required to refund such payment or pay such amounts to Borrowers, any such Surety, or someone else; (vii) any defenses which Borrowers could assert on the Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Obligations pursuant to the terms hereof;
(d)    agrees that such Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;
(e)    to the extent allowed by applicable Law, waives all rights and remedies now or hereafter accorded by applicable Law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against Borrowers or which Borrowers may have against Administrative Agent and/or the Lenders;
(f)    waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Administrative Agent’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrowers or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Obligations;
(g)    waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by Law, except as such waiver may be expressly prohibited by Law, and diligence in bringing suits against any Surety; and
(h)    waives each right to which it may be entitled by virtue of the Laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times.
Section 12.4 Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete

Exhibit 10.1
unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Obligations were or are incurred.
Section 12.5    Subordination. If a Borrower or any other Loan Party is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until the Release Date. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of Administrative Agent, no Guarantor shall exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Borrower or any applicable Loan Party as a debtor, Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent, and irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.
Section 12.6    Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Obligations, against others liable on the Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Release Date. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Release Date, such amount shall be held in trust for the benefit of Administrative Agent and/or the other Secured Parties to be credited and applied on the Obligations, whether matured or unmatured.
Section 12.7    Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by any Loan Party to the Lenders by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of all other rights that Administrative Agent and the Lenders may have against such Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors as an additional guaranty to all

Exhibit 10.1
guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the Lenders by Guarantors in favor of Administrative Agent and/or the Lenders relating to the indebtedness of the Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.
Section 12.8    Costs and Expenses. Guarantors jointly and severally agree to pay to Administrative Agent and the Lenders, upon demand, all losses and costs and expenses, including attorneys’ fees, that may be incurred by Administrative Agent and the Lenders in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.
Section 12.9    Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.
Section 12.10    Benefit; Binding Effect. This Guaranty shall inure to the benefit of Administrative Agent and each other Secured Party and their respective successors and assigns, and to any interest in any of the Obligations. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty, and their respective successors and assigns (provided, however, that no Guarantor may, without the prior written consent of Administrative Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Administrative Agent’s prior written consent shall be void ab initio and of no force or effect).
Section 12.11    Multiple Guarantors. It is specifically agreed that Administrative Agent may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the same as to all or any Guarantors. If one or more additional guaranty agreements (“Other Guaranties”) are executed by one or more additional guarantors (“Other Guarantors”), which guarantee, in whole or in part, any of the Obligations, it is specifically agreed that Administrative Agent may enforce the provisions of this Guaranty or of the Other Guaranties with respect to one or more of Guarantors or any one or more of Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of Guarantors or Other Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all Guarantors hereunder shall be joint and several.
Section 12.12    Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Joinder Agreement. Upon delivery of any such Joinder Agreement to Administrative Agent, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Holdings to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.
Section 12.13    Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of each Guarantor under this Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without

Exhibit 10.1
limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Section 12.14    Maximum Liability. Anything in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Loan Documents) and after giving effect as assets, subject to Section 12.6, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable Law or (b) any agreement providing for an equitable allocation among such Guarantor and other Loan Parties of obligations arising under the Loan Documents and Bank Product Agreements.

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